Exhibit 10.1

Execution Version

LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

DATED AS OF MAY 17, 2021

BY AND BETWEEN

AGENUS INC.

AND

BRISTOL-MYERS SQUIBB COMPANY

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

Table of Contents

ARTICLE 1 DEFINITIONS	1
ARTICLE 2 LICENSES	23
2.1	Grant to Licensee23
2.2	Additional Licensing Provisions23
2.3	Performance by Affiliates, Sublicensees and Subcontractors.23
2.4	Non-Compete25
2.5	Materials Transfer26
2.6	Technology Transfer27
ARTICLE 3 GOVERNANCE	28
3.1	Joint Development Committee28
3.2	Resolution of JDC Disputes29
3.3	Discontinuation of JDC30
3.4	Alliance Manager30
ARTICLE 4 DEVELOPMENT	30
4.1	Overview of Development30
4.2	Objectives under the Global Development Plan30
4.3	Global Development Plan31
4.4	Agenus Development31
4.5	Development Costs35
4.6	Agenus Co-Funding Option35
4.7	Records, Reports, and Information37
4.8	Agenus Status Updates in the Territory38
4.9	Research Tool Pre-Clinical Studies38
ARTICLE 5 REGULATORY	38
5.1	Regulatory Data and Regulatory Materials39
5.2	Regulatory Filings, Regulatory Approvals and Pricing Approvals39
5.3	No Other Regulatory Filings40
5.4	Rights of Reference; Further Assurances40
ARTICLE 6 COMMERCIALIZATION	41
6.1	Commercialization in the Field in the Territory41
6.2	Licensee’s Performance41
6.3	Agenus Co-Promote Option41
ARTICLE 7 MANUFACTURING	42

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

7.1	Manufacturing42
7.2	Packaging and Labeling; Certain Other Manufacturing Activities42
ARTICLE 8 PAYMENTS	43
8.1	Upfront License Fee43
8.2	Development Milestone Payments43
8.3	Sales Milestone Payments44
8.4	Additional Milestone Payment Terms45
8.5	Royalty Payments45
8.6	[**]49
8.7	[**]49
8.8	[**]49
8.9	Royalty Floor50
8.10	Royalty Payments and Reports50
8.11	Existing Third Party License Agreements51
8.12	Taxes and Withholding52
8.13	Currency Conversion54
8.14	General Payment Procedures54
8.15	Late Payments54
8.16	Records; Audits54
ARTICLE 9 INTELLECTUAL PROPERTY MATTERS	55
9.1	Ownership55
9.2	Prosecution and Maintenance57
9.3	Notice58
9.4	Enforcement of Intellectual Property Rights58
9.5	Cooperation in Enforcement Proceedings60
9.6	Defense60
9.7	Patent Challenge63
ARTICLE 10 REPRESENTATIONS, WARRANTIES AND COVENANTS; COMPLIANCE	63
10.1	Mutual Representations and Warranties63
10.2	Additional Representations, Warranties and Covenants of Agenus64
10.3	Additional Representations, Warranties and Covenants of Licensee67
10.4	Covenants by the Parties67
10.5	No Other Representations or Warranties68
ARTICLE 11 INDEMNIFICATION	68
11.1	Indemnification by Agenus68
11.2	Indemnification by Licensee68
11.3	Indemnification Procedures68

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

11.4	Insurance69
ARTICLE 12 CONFIDENTIALITY	70
12.1	Confidential Information70
12.2	Publicity72
12.3	Permitted Disclosures72
12.4	Publications72
12.5	Use of Names72
12.6	Effects of Termination73
ARTICLE 13 TERM AND TERMINATION	73
13.1	Term73
13.2	Termination for Breach73
13.3	Termination as a Result of Bankruptcy74
13.4	Termination for Convenience by Licensee74
13.5	Termination by Licensee for [**]75
13.6	[**]75
ARTICLE 14 EFFECTS OF EXPIRATION OR TERMINATION	75
14.1	Termination of Licenses75
14.2	Reversion License76
14.3	Assignments77
14.4	Effect on Sublicenses78
14.5	Disclosure and Delivery78
14.6	Disposition of Commercialization Related Materials79
14.7	Accrued Rights79
14.8	Survival79
14.9	Rights in Bankruptcy79
ARTICLE 15 DISPUTE RESOLUTION	80
15.1	Disputes80
15.2	Choice of Law80
15.3	Arbitration80
ARTICLE 16 MISCELLANEOUS	82
16.1	Entire Agreement; Amendment82
16.2	HSR82
16.3	Force Majeure83
16.4	Notices83
16.5	Assignment84
16.6	[**]85
16.7	Severability85
16.8	Cumulative Remedies85

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

16.9	Ambiguities; No Presumption85
16.10	Headings85
16.11	Interpretation86
16.12	No Consequential or Punitive Damages86
16.13	No Waiver86
16.14	No Third Party Beneficiaries87
16.15	Independent Contractors87
16.16	Counterparts; Facsimile Signatures87

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This License, Development and Commercialization Agreement (this “Agreement”), dated as of May 17, 2021 (the “Execution Date”), is made by and between Agenus Inc., a Delaware corporation with offices at 3 Forbes Road, Lexington, Massachusetts 02421 (“Agenus”), and Bristol-Myers Squibb Company, a Delaware corporation headquartered at 345 Park Avenue, New York, New York 10154 (“Licensee”). Agenus and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

Whereas, Agenus has discovered and developed AGEN1777 and [**] (each, as defined below);

Whereas, Licensee has experience in the development, manufacture and commercialization of pharmaceutical and biologic products in the Field in the Territory; and

Whereas, Agenus wishes to grant a license to Licensee under certain intellectual property rights related to the Licensed Antibodies to further develop, manufacture, and commercialize Licensed Products in the Territory, and Licensee wishes to take such license, in each case, in accordance with the terms and conditions set forth below.

Now Therefore, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

As used in this Agreement, the following initially capitalized terms will have the meanings set forth in this Article 1 (Definitions) or as otherwise defined elsewhere in this Agreement:

1.1[**]

1.2[**]

1.3[**]

1.4“Affiliate” means any entity directly or indirectly controlled by, controlling, or under common control with, a Person, at any time but only for so long as such control exists. For purposes of this definition, “control” (including, with correlative meanings, “controlled by,” “controlling” and “under common control with”) means (a) possession, direct or indirect, of the power to direct or cause direction of the management or policies of an entity (whether through ownership of securities or other ownership interests, by contract or otherwise), or (b) beneficial ownership of more than fifty percent (50%) (or the maximum ownership interest permitted by Applicable Law) of the voting securities or other ownership or general partnership interest

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

(whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests of an entity.

1.5“AGEN1777” means that certain Agenus proprietary TIGIT[**] Bispecific Antibody referred to as AGEN1777[**].

1.6“AGEN1777 Licensed Product” means a Licensed Product that contains AGEN1777.

1.7“Agenus FC Platform” means the [**] disclosed or claimed in any Agenus FC Platform Patent.

1.8“Agenus FC Platform Patent” means those Patents listed in Schedule 1.8 (Agenus FC Platform Patents) [**].

1.9“Agenus GDP Trial Know-How” means the Arising Know-How developed, created, conceived, or reduced to practice during the Term by or on behalf of Agenus or any of its Affiliates in the performance of any Agenus GDP Trial.

1.10“Agenus Know-How” means all Know-How Controlled by Agenus or its Affiliates as of the Execution Date or during the Term that is [**] to Exploit any Licensed Antibody or Licensed Product in the Field in the Territory (other than any Joint Arising Know-How), including all biological, chemical, pharmacological, toxicological, clinical, assay and other methods of screening, related structure activity relationship Know-How, and trade secrets.

1.11“Agenus Ongoing Studies” means any ongoing IND-enabling studies or CMC activities for any Licensed Antibody being conducted by Agenus as of the Execution Date as set forth on Schedule 1.11 (Agenus Ongoing Studies).

1.12“Agenus Other Component” means any (a) pharmaceutically active compound, substance, or therapeutic agent that is not a Licensed Antibody, or (b) product that does not contain a Licensed Antibody, in each case ((a) and (b)), that is owned or controlled by Agenus or any of its Affiliates as of the Execution Date or during the Term.

1.13“Agenus Patent” means any Patent that is Controlled by Agenus or its Affiliates as of the Execution Date or during the Term (other than any Joint Arising Patent) that is [**] to Exploit any Licensed Antibody or Licensed Product in the Field in the Territory, including any Patent set forth on Schedule 1.13 (Agenus Patents).

1.14“Agenus Technology” means Agenus Know-How and Agenus Patents.

1.15“Analytical Release Testing and Characterization” means all activities associated with carrying out the analytical testing and release of any Licensed Product in the Field in the Territory. Such activities will include: transferring test methods, developing and validating new analytical tests required in the Territory, amending the release specifications to be in compliance with local Applicable Law, conducting the release testing of such Licensed Product in

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

the Field in the Territory and final release of such Licensed Product in the Field, including raw materials, intermediates, drug substance, and drug product.

1.16“Applicable Law” means any applicable United States federal, state, local, foreign, or multinational law (including data protection and privacy laws), statute, standard, ordinance, code, rule, regulation, resolution, or promulgation, or any order, writ, judgment, injunction, decree, stipulation, ruling, determination, or award entered by or with any Governmental Authority, or any license, franchise, permit, or similar right granted under any of the foregoing, or any similar provision having the force or effect of law. For clarity, any specific references to any Applicable Law or any portion thereof, will be deemed to include all then-current amendments thereto or any replacement or successor law, statute, standard, ordinance, code, rule, regulation, resolution, order, writ, judgment, injunction, decree, stipulation, ruling, or determination thereto.

1.17“Audited Party” means the Party being audited by the Auditing Party pursuant to Section 8.16 (Records; Audits).

1.18“Auditing Party” means the Party conducting an Audit pursuant to Section 8.16 (Records; Audits).

1.19“Biosimilar Application” means an application submitted to the FDA under subsection (k) of Section 351 of the PHSA naming a Licensed Product as a reference product and seeking approval of a product as biosimilar or interchangeable to such Licensed Product, an application submitted under Article 10(4) of Directive 2001/83/EC (as amended, including by EU Directive 2004/27/EC) in the European Economic Area or any member state thereof or any foreign equivalents thereof.

1.20“Biosimilar Product” means, with respect to a Licensed Product, (a) a biopharmaceutical product that (i) [**] or (ii) [**] or (b) [**].

1.21“Bispecific Antibody” means a molecule, or a covalently linked plurality of molecules, which comprise(s) two (2) [**], wherein the first [**] to TIGIT and the second [**] to [**]. For purposes of this definition, (a) [**]; and (b) [**].

1.22“Business Day” means a day other than a Saturday, Sunday, or bank or other public holiday in New York, New York, United States.

1.23“Calendar Quarter” means each three (3) month period commencing January 1, April 1, July 1, or October 1 of any year; provided, however, that (a) the first Calendar Quarter of the Term will extend from the Effective Date to the end of the first full Calendar Quarter thereafter, and (b) the last Calendar Quarter of the Term will commence on the last-to-occur of any of the foregoing dates during the Term and end upon the expiration or termination of this Agreement.

1.24“Calendar Year” means the period beginning on the 1st of January and ending on the 31st of December of the same year; provided, however, that (a) the first Calendar Year of the Term will commence on the Effective Date and end on December 31 of the same year, and (b) the last Calendar Year of the Term will commence on January 1 of the Calendar Year in which this

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

Agreement terminates or expires and end on the date of termination or expiration of this Agreement.

1.25“Change of Control” means, with respect to a Person, that: (a) any Person or group (as defined in Section 13(g) of the Securities and Exchange Act of 1934, as amended) acquires (in one or more transactions) directly or indirectly the beneficial ownership of any voting security of the subject Person, or if the percentage ownership of such acquiring Person or group in the voting securities of the subject Person is increased or decreased (in one or more transactions) through stock redemption, cancellation, or other recapitalization, and immediately after such acquisition or increase or decrease such acquiring Person or group is, directly or indirectly, the beneficial owner of voting securities representing fifty percent (50%) or more of the total voting power of all of the then outstanding voting securities of the subject Person; (b) a merger, consolidation, recapitalization, or reorganization or other transaction(s) involving the subject Person is consummated that would result in (i) shareholders or equity holders of the subject Person immediately prior to such transaction(s), owning less than fifty percent (50%) of the outstanding voting securities of the surviving entity (or its parent entity) immediately following such transaction, (ii) any Person or group holding, directly or indirectly, the beneficial ownership of voting securities representing fifty percent (50%) or more of the total voting power of all of the then outstanding voting securities of the subject Person or (iii) the members of the board of directors or similar governing body of the subject Person immediately prior to such transaction(s) constituting less than a majority of the members of the board of directors or similar governing body of the surviving entity immediately following such transaction(s); or (c) there is a sale, transfer or other disposition to a Third Party of all or substantially all of the subject Person’s consolidated assets taken as a whole, through one or more transactions.

1.26“Clinical Trial” means a Phase I Clinical Trial, Phase I/II Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, Phase IIIb or Phase IV Clinical Trial, or Registrational Trial, as the case may be.

1.27“CMC” means chemistry, manufacturing, and controls.

1.28“Combination Product” means any product or treatment regimen that comprises, or is a combination of, (a) any Licensed Antibody and (b) any Other Component, where (a) and (b) are sold for a single price.

1.29“Commercialize” means, with respect to a product, to promote, market, distribute, sell (and offer for sale or contract to sell), import, export, or otherwise commercially exploit, or provide product support for such product and to conduct activities, other than Development or Manufacturing, in preparation for conducting the foregoing activities, including activities to produce commercialization support data and to secure and maintain market access and reimbursement. “Commercializing” and “Commercialization” will have correlative meanings. For clarity, Commercialization does not include Development and Manufacturing.

1.30“Competing Product” means [**].

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

1.31“Control” and “Controlled by” means, with respect to any Know-How, Patent, data, other intellectual property right, Regulatory Approval, Pricing Approval, Regulatory Data, Bispecific Antibody or Multispecific Antibody, possession by a Party or any of its Affiliates (whether by ownership, license grant, or other means) of the legal right to grant the right to access, reference or use, or to grant a license or a sublicense to, such Know-How, Patent, data, other intellectual property right, Regulatory Approval, Pricing Approval, or Regulatory Data or any of the foregoing with respect to such Bispecific Antibody or Multispecific Antibody, as applicable, as provided for herein without [**], except under any (a) [**], (b) [**] or (c) [**]. [**].

1.32“Country-Specific Clinical Trial” means any Clinical Trial for [**] that (a) [**], and (b) [**].

1.33“Designated Officer” means [**].

1.34“Develop” means to research, develop, develop biomarkers, analyze, test, and conduct pre-clinical trials, Clinical Trials (for clarity, Phase IIIb or Phase IV Clinical Trials and any pre-clinical/clinical/CMC commitments following the receipt of Regulatory Approval) and all other regulatory trials (which conduct may include funding clinical grants or providing supplies, including comparators), for any compound or product, as well as any and all activities pertaining to manufacturing development, formulation development, and the development of manufacturing processes, medical affairs, and lifecycle management (including the conduct of Phase IIIb or Phase IV Clinical Trial not explicitly for registrational purposes and non-interventional studies), including new Indications, new formulations, and all other activities (including regulatory activities) related to supporting, securing, and maintaining Regulatory Approval for any compound or product. Develop will include Manufacturing Development Activities and Analytical Release Testing and Characterization for Licensed Products for use in Clinical Trials. “Developed” and “Development” will have correlative meanings.

1.35“Development Activities” means those Development activities undertaken by or on behalf of: (a) Licensee or its Affiliates with respect to a Licensed Antibody or Licensed Product in the Field in the Territory; or (b) Agenus or its Affiliates with respect to any Agenus GDP Trials or any Agenus Ongoing Studies.

1.36“Diligent Efforts” means [**].

1.37“Dollar” or “$” means the legal tender of the United States of America.

1.38“Effective Date” means the Business Day following the date on which HSR Clearance occurs, or, if the Parties together determine that no HSR Filing is required for the activities and licenses contemplated under this Agreement, the Execution Date.

1.39“Effective Date Disclosure Schedules” means the disclosure schedules provided by Agenus to Licensee after the Execution Date and prior to the Effective Date.

1.40“EMA” means the European Medicines Agency or any successor Regulatory Authority having substantially the same function and authority over drugs in the European Union.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

1.41“E.U.” means the European Union.

1.42“Execution Date Disclosure Schedules” means the disclosure schedules provided by Agenus to Licensee prior to the Execution Date.

1.43“Exploit” means to Develop, Manufacture or Commercialize, including to research, make, have made, distribute, sell, offer for sale, import, and export. “Exploiting” and “Exploitation” will have correlative meanings.

1.44“FD&C Act” means the U.S. Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder.

1.45“FDA” means the United States Food and Drug Administration or any successor Regulatory Authority having substantially the same function and authority over drugs in the U.S.

1.46[**]

1.47“Field” means all uses, including the prevention, treatment or control of any disease, disorder or condition.

1.48“First Commercial Sale” means, with respect to a Licensed Product in any country in the Territory, the first sale of such Licensed Product in the Field to a Third Party in such country intended for use by an end-user customer of such Licensed Product in such country following Regulatory Approval of such Licensed Product in such country, [**].

1.49[**]

1.50“Force Majeure” means any circumstances whatsoever that are not within the reasonable control of the Party affected thereby, potentially including an act of God, war, act of terrorism, insurrection, riot, strike or labor dispute, pandemic or epidemic, shortage of materials, fire, explosion, flood, government requisition or allocation, breakdown of or damage to plant, equipment or facilities, interruption or delay in transportation, fuel supplies or electrical power, embargo, boycott, order, or act of civil or military authority.

1.51“FTE” means the equivalent of the work of one (1) duly qualified individual of either Party full time for one (1) year (consisting of a total of [**] hours per year) carrying out Development, Manufacturing, or Commercialization activities, or other scientific or technical work under this Agreement. Overtime and work on weekends, holidays, and the like, in each case, will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. The portion of an FTE billable for one (1) individual during a given accounting period will be determined by dividing the number of hours worked directly by such individual on the work to be conducted under this Agreement during such accounting period and the number of FTE hours applicable for such accounting period based on [**] working hours per Calendar Year.

1.52“Global [**] Development Costs” means [**]. Notwithstanding the foregoing, and for clarity, Global [**] Development Costs do not include any payments made by Licensee or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

its Affiliates (i) to Agenus under this Agreement, including any Upfront License Fee, Development Milestone Payments, Sales Milestone Payments, or Royalty Payments, other than the Agenus GDP Trial Costs, or (ii) to any Third Party under any Third Party license agreement.

1.53 “Good Clinical Practice” or “GCP” means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses, and reporting of Clinical Trials, including, as applicable, (a) as set forth in the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) Harmonised Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95), as amended, and any other guidelines for good clinical practice for trials on medicinal products in the Territory, (b) U.S. Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 54 (Financial Disclosure by Clinical Investigators), 56 (Institutional Review Boards), and 312 (Investigational New Drug Application), as may be amended from time to time, and (c) the equivalent Applicable Law in any relevant country, each as may be amended and applicable from time to time and, in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

1.54“Good Laboratory Practice” or “GLP” means all applicable Good Laboratory Practice standards, including, as applicable, (a) as set forth in the Good Laboratory Practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58 for the conduct of nonclinical laboratory studies, and (b) the equivalent Applicable Law in any relevant country, each as may be amended and applicable from time to time.

1.55“Good Manufacturing Practice” or “GMP” means all applicable current Good Manufacturing Practice including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practice regulations, 21 C.F.R. Sections 210, 211, 600, and 610, (b) the principles detailed in the ICH Q7 guidelines, and (c) the equivalent Applicable Law in any relevant country, each as may be amended and applicable from time to time.

1.56“Government Official” means: (a) any officer or employee of: (i) a government, or any department or agency thereof; (ii) a government-owned or controlled company, institution, or other entity, including a government-owned hospital or university; or (iii) a public international organization (such as the United Nations, the International Monetary Fund, the International Committee of the Red Cross, and the World Health Organization), or any department or agency thereof; (b) any political party or party official or candidate for public or political party office; or (c) any person acting in an official capacity on behalf of any of the foregoing.

1.57“Governmental Authority” means any multi-national, federal, state, local, provincial, prefectural, municipal (or other political subdivision) or governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court, tribunal or other entity), in each case, entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, any court or tribunal (or any department, bureau, or division thereof), or any governmental arbitrator or arbitral body. For clarity, any Regulatory Authority will be a Governmental Authority.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

1.58“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as codified at 15 U.S.C. § 18a, as may be amended from time to time, and the rules and regulations promulgated thereunder, or foreign equivalent thereof under Applicable Law (including all additions, supplements, extensions and modifications thereto).

1.59“HSR Clearance” means the expiration or termination of all applicable waiting periods and requests for information (and any extensions thereof) under the HSR Act with respect to this Agreement.

1.60“HSR Filing” means (a) filings by Agenus and Licensee with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “DOJ”) of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to this Agreement, together with all required documentary attachments thereto, or (b) equivalent filings, if any, with applicable governmental authorities where such filings are required.

1.61[**]

1.62“IND” means an investigational new drug application, clinical trial authorization, or similar application, submission, or a clinical trial exemption to the applicable Regulatory Authority, in each case, the filing of which is necessary to commence or conduct any Clinical Trial of a pharmaceutical or biological product in humans in such jurisdiction.

1.63“Indication” means [**].

1.64“Invention” means any discovery or invention, whether or not patentable, conceived or otherwise made by either Party, or by both Parties, under this Agreement.

1.65“Know-How” means all technical, scientific, regulatory, and other information, results, knowledge, techniques and data, in whatever form and whether or not confidential, patented or patentable, including Inventions, invention disclosures, discoveries, plans, processes, practices, methods, knowledge, trade secrets, know-how, instructions, skill, experience, ideas, concepts, data (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, quality control, and pre-clinical and clinical data), formulae, formulations, compositions, specifications, marketing, pricing, distribution, cost, sales and manufacturing data or descriptions, and all chemical or biological materials and other tangible materials. Know-How does not include any Patent claiming any of the foregoing.

1.66“Licensed Antibody” means (a) AGEN1777 and (b) [**], and, in each case ((a) and (b)), [**]. For the avoidance of doubt, [**].

1.67“Licensed Product” means any [**] Licensed Antibody [**].

1.68“Licensee Arising Reversion Know-How” means, with respect to any Terminated Territory, any Licensee Arising Know-How Controlled by Licensee that is [**] to Exploit any Reversion Product [**], excluding any Know-How related to any Other Component.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

1.69“Licensee Arising Reversion Patent” means, with respect to any Terminated Territory, any Licensee Arising Patent Controlled by Licensee that is [**] to Exploit any Reversion Product [**], excluding any Patent that claims any Other Component.

1.70“Licensee Background Reversion Know-How” means, with respect to any Terminated Territory, subject to Section 14.2.4, any and all Know-How, excluding any Licensee Arising Know-How or Joint Arising Know-How, whether or not patentable, Controlled by Licensee or its Affiliates as of the effective date of termination for such Terminated Territory that is [**] to Exploit any Reversion Product [**], excluding any Know-How related to any Other Component.

1.71“Licensee Background Reversion Patent” means, with respect to any Terminated Territory, subject to Section 14.2.4, any Patent, excluding any Licensee Arising Patent or Joint Arising Patent, Controlled by Licensee or its Affiliates as of the effective date of termination for such Terminated Territory that is [**] the Exploitation of a Reversion Product [**].

1.72“Licensee Reversion Technology” means Licensee Arising Reversion Know-How, Licensee Background Reversion Know-How, Licensee Arising Reversion Patents and Licensee Background Reversion Patents.

1.73“Licensee Technology” means any Know-How or Patent Controlled by Licensee or any of its Affiliates as of the Execution Date or during the Term that is [**] for [**]. For clarity, Licensee Technology includes any Licensee Arising Know-How and Licensee Arising Patent that is [**] for [**].

1.74[**]

1.75“Manufacture” or “Manufacturing” or “Manufactured” means, with respect to a compound or product, the receipt, handling and storage of active pharmaceutical ingredients, drug substance or drug product, medical devices and other materials, the manufacturing, processing, packaging and labeling, holding (including storage), quality assurance and quality control testing (including release) of such compound or product (other than quality assurance and quality control related to the development of manufacturing processes and manufacturing development and formulation development, all of which activities will be considered Development Activities) and shipping of such compound or product.

1.76“Manufacturing Development Activities” means development of test methods, stability testing, formulation development, process development, quality assurance activities, quality control activities, qualification and validation activities, analytic process development, manufacturing process validation, scale-up, and all other activities, including CMC-related activities, necessary for or related to the Manufacture of any Licensed Antibody or Licensed Product for use in the Field in the Territory.

1.77“Marketing Authorization Application” or “MAA” means an application to the appropriate Regulatory Authority for approval to sell any product [**] in any particular country or regulatory jurisdiction, including any (a) Biologics License Application submitted under Section

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

351(a) of the PHSA, (b) New Drug Application submitted under Section 505 of the FD&C Act, or (c) substantially similar application or submission filed with a Regulatory Authority in a country or group of countries within the Territory to obtain Product Approval to Commercialize such product in that country or in that group of countries.

1.78“Monospecific Antibody” means, (a) a molecule which comprises of only one (1) [**], wherein such [**] to TIGIT or [**] and no other antigen, or (b) a molecule which comprises of two (2) [**], wherein such [**] both [**] to TIGIT or both [**] to [**], in either case, and no other antigen. For purposes of this definition, (i) [**]; and (ii) [**].

1.79“Multispecific Antibody” means a molecule, or a covalently linked plurality of molecules, which comprise(s) three (3) or more [**], wherein the first [**] TIGIT, the second [**] to [**], and the remaining [**] to any antigen(s) (for clarity, including TIGIT and [**]). For purposes of this definition, (a) [**]; and (b) [**].

1.80“Net Sales” [**]

1.81“Other Components” means any (a) [**], or (b) [**]. “Other Components” do not include [**].

1.82“Patent Challenge” means: (a) initiation or request of an interference, nullity actions, inter-partes reexaminations, inter-partes review, post-grant review, derivation proceeding or opposition proceeding (or any equivalent proceeding in any country outside of the United States with respect to any of the foregoing) with respect to, (b) making, filing or maintaining any claim, demand, lawsuit or cause of action to challenge the validity or enforceability of, or (c) opposing any extension of, or the grant of a supplementary protection certificate with respect to, in each case ((a) through (c)), any Agenus Patent.

1.83“Patents” means any and all (a) issued patents, (b) pending patent applications, including all provisional and priority patent applications, substitutions, continuations, continuations-in-part, provisional, converted provisionals, divisionals, renewals and all patents granted thereon, (c) patents-of-addition, supplementary protection certificates, international applications and utility models, reissues, reexaminations, and extensions or restorations by existing or future extension or restoration mechanisms, including patent term adjustments, patent term extensions, supplementary protection certificates, or the equivalent thereof, (d) inventor’s certificates, (e) other forms of government-issued rights substantially similar to any of the foregoing, and (f) United States and foreign counterparts of any of the foregoing.

1.84“Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, Governmental Authority, association, or other entity.

1.85“Phase I Clinical Trial” means [**].

1.86“Phase I/II Clinical Trial” means [**].

1.87“Phase II Clinical Trial” means [**].

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

1.88“Phase III Clinical Trial” means [**].

1.89“Phase IIIb or Phase IV Clinical Trial” means [**].

1.90“PHSA” means the U.S. Public Health Service Act, 42 U.S.C. §§ 201 et seq., as amended from time to time.

1.91“PMDA” means the Pharmaceuticals and Medical Devices Agency, or any successor Regulatory Authority having substantially the same function and authority over drugs in Japan.

1.92“PRC” means the People’s Republic of China, which for purposes of this Agreement, will exclude Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

1.93“Pre-Marketing” means all sales and marketing activities undertaken prior to and in preparation for the launch of Licensed Products in the Territory. Pre-Marketing will include market research, key opinion leader development, advisory boards, medical education, disease-related public relations, health care economic studies, sales force training, and other pre-launch activities prior to the First Commercial Sale of a Licensed Product in a given country or other regulatory jurisdiction in the Territory.

1.94“Pricing Approval” means, with respect to any country where a Governmental Authority authorizes reimbursement or access, or approves or determines pricing, for pharmaceutical or biologic products, receipt (or, if required to make such authorization, approval of determination effective publication) of such reimbursement or access authorization or pricing approval or determination (as the case may be).

1.95“Product Approval” means all approvals from a Governmental Authority necessary for the marketing and sale of a product in a given country or regulatory jurisdiction, which may include the approval of an MAA [**].

1.96“Product-Specific Know-How” means Agenus Know-How that is not related to the Agenus FC Platform.

1.97“Product-Specific Licensed Patents” means the Agenus Patents, excluding the Agenus FC Platform Patents.

1.98“Product Specifications” means, with respect to a Licensed Product, the Manufacturing, performance, quality-control, and Packaging and Labeling specifications for such Licensed Product in the Territory, as such specifications may be amended by Licensee from time to time.

1.99“Promotional Materials” means all written, printed, video, or graphic advertising, promotional, educational, and communication materials (other than any Licensed Product labels and package inserts) for marketing, advertising, and promoting any Licensed Product in the Field

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

in the Territory, in each case, for use (a) by a sales representative, (b) in advertisements, web sites, or direct mail pieces, or (c) otherwise in promotion of any Licensed Product.

1.100“Prosecution” or “Prosecute” means, with respect to a particular Patent, all activities associated with the prosecution and maintenance of such Patent (and patent application(s) derived from such Patent), as well as re-examinations, reissues, applications for patent term adjustments and extensions, supplementary protection certificates and the like with respect to that Patent, together with the conduct of interference, opposition, invalidation, reexamination, reissue proceeding, post-grant review, inter partes review, derivation proceeding or other similar administrative proceeding or administrative appeal thereof, with respect to that Patent.

1.101“Registrational Trial” means [**].

1.102“Regulatory Approval” means [**].

1.103“Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval or Pricing Approval of a product in such country or regulatory jurisdiction.

1.104“Regulatory Data” means any and all research data, pharmacology data, CMC data, pre-clinical data, clinical data, and all other documentation submitted, or required to be submitted, to Regulatory Authorities in association with regulatory filings for a Licensed Product (including information in any applicable Drug Master Files (“DMFs”), or similar documentation).

1.105“Regulatory Exclusivity” means any [**] conferred by any Governmental Authority with respect to a Licensed Product, other than any rights conferred by a Patent.

1.106“Regulatory Materials” means regulatory applications, submissions, notifications, communications, correspondence, registrations, Regulatory Approvals, Pricing Approvals, or other filings made to, received from or otherwise conducted with a Regulatory Authority in order to Develop, Manufacture, obtain marketing authorization, market, sell, or otherwise Commercialize a Licensed Product in a particular country or regulatory jurisdiction. Regulatory Materials include INDs, MAAs, import drug licenses, presentations, responses, and applications for other Regulatory Approvals or Pricing Approvals.

1.107“Reversion Product” means, with respect to a Terminated Territory, any Licensed Product that is being Exploited by Licensee or any of its Related Parties [**].

1.108“Related Parties” means (a) with respect to Licensee, Licensee’s Affiliates and Sublicensees of the rights granted to Licensee hereunder (excluding distributors, even if they are granted a sublicense under the rights granted to Licensee under Section 2.1 (Grant to Licensee)), and (b) with respect to Agenus, Agenus’ Affiliates.

1.109“Royalty Rate” means any royalty rate set forth in Table 8.5.1 in Section 8.5.1 (Royalty Rates) or Table 8.5.2 in Section 8.5.2 ([**]).

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

1.110“Royalty Payment” means any royalty payment pursuant to Section 8.5 (Royalty Payments).

1.111“Royalty Term” means, with respect to each Licensed Product on a country-by-country basis in the Territory, the period of time beginning on the First Commercial Sale of such Licensed Product in such country and ending the later of (a) ten (10) years from the First Commercial Sale of such Licensed Product in such country, (b) the expiration of the last to expire Valid Claim within the Agenus Patents in such country claiming or covering such Licensed Antibody or Licensed Product [**], or (c) the expiration of the Regulatory Exclusivity period for such Licensed Product in such country.

1.112[**]

1.113[**]

1.114“Special Resolution Mechanisms Schedule” means Schedule 1.114 (Special Resolution Mechanisms Schedule).

1.115 [**].

1.116“Terminated Territory” means any [**]with respect to which this Agreement has been terminated. For clarity, if this Agreement is terminated in its entirety, the Terminated Territory shall be worldwide.

1.117“Territory” means worldwide, excluding any Terminated Territory.

1.118“Third Party” means any Person other than Agenus, Licensee, or their respective Affiliates.

1.119“Third Party License Agreement” means any agreement under which Agenus or any of its Affiliates Controls (a) any Agenus Technology owned by a Third Party as of the Execution Date or (b) [**].

1.120“United States” or “U.S.” means the United States of America and its possessions and territories.

1.121“Valid Claim” means (a) a claim of an issued and unexpired patent that has not been held permanently revoked, unenforceable or invalid by a decision of a court or other Governmental Authority of competent jurisdiction, unappealable or unappealed within the time allowed for appeal and that is not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise (i.e., only to the extent the subject matter is disclaimed or is sought to be deleted or amended through reissue), or (b) a claim of a pending patent application that has not been abandoned, finally rejected or expired without the possibility of appeal or refiling; provided, however, that [**].

1.122[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

1.123[**]

1.124Additional Definitions. The following terms have the meanings set forth in the corresponding Sections of this Agreement:

Term	Section
“AAA”	15.3.1
[**]	2.4.3
“Agenus”	Preamble
“Agenus Arising Patents”	9.1.2(a)
“Agenus Arising Know-How”	9.1.2(a)
“Agenus Arising Technology”	9.1.2(a)
“Agenus Co-Funding Share”	4.6.2(a)
“Agenus GDP Trial”	4.4.2
“Agenus GDP Trial Costs”	4.4.3(b)
“Agenus GDP Trial Plan and Budget”	4.4.3(b)
“Agenus Indemnitees”	11.2
[**]	2.3.3
“Agenus Pipeline Combination Trial”	4.4.2
“Agenus Pipeline Combination Trial Plan”	4.4.2
“Agenus Pipeline Combination Trial Agreement”	4.4.2

Term	Section
“Agreement”	Preamble
“Alliance Manager”	3.4
“Anticipated [**] Approval Notice”	6.3.1
“Arising Know-How”	9.1.2(a)
“Arising Patent”	9.1.2(a)
“Arising Technology”	9.1.2(a)
“Audit”	8.16
“Bankrupt Party”	14.9
“Breaching Party”	13.2
“Chairperson”	3.1.1
“Claim”	11.1
“Competitive Activities”	2.4.1
“Co-Funding Option”	4.6.1
“Co-Funding Option Exercise Date”	4.6.1
“Co-Funding Option Period”	4.6.1
“Co-Promote Option”	6.3.1
“Co-Promote Opt-in Deadline”	6.3.1
“Co-Promotion Agreement”	6.3.2
“Confidential Information”	12.1.1

Term	Section
“[**]”	13.2.1
“Deferred Co-Funding Development Costs”	4.6.2(b)
“Development Costs”	4.5
“Development Milestone”	8.2
“Development Milestone Notification Notice”	8.2
“Development Milestone Payment”	8.2
“Dispute”	15.1
“DMFs”	1.104
“DOJ”	1.60
“Execution Date”	Preamble
[**]	1.61
“FTC”	1.60
“GAAP”	1.80
“[**]”	8.12.2
“Global Development Plan”	4.3.1
“HSR Proceeding”	16.2.2
“ICH”	1.52
“Indemnified Party”	11.3.1
“Indemnifying Party”	11.3.1
“Joint Arising Know-How”	9.1.2(a)

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

“Joint Arising Patents”

9.1.2(a)

“Joint Arising Technology”

9.1.2(a)

“Joint Development Committee” or “JDC”

3.1.1

“Licensee”

Preamble

“Licensed Antibody Pre-Clinical Studies”

4.4.6

“Licensee Arising Know-How”

9.1.2(a)

“Licensee Arising Patent”

9.1.2(a)

“Licensee Arising Technology”

9.1.2(a)

“Licensee Indemnitees”

11.1

“Licensee Reversion Know-How”

14.5

“Losses”

11.1

“Manufacturing Technology Transfer”

2.6.2

Term	Section
“Manufacturing Technology Transfer Agreement”	2.6.2
“Manufacturing Technology Transfer Notice”	2.6.2
“Material Breach Notice”	13.2.1
“[**] Trial”	4.4.3(e)
“[**]”	8.11.2
“[**]”	8.11.2
“Packaging and Labeling”	7.2
“Party” or “Parties”	Preamble
“Product Marks”	9.6.5(a)
“[**]”	2.5
“[**] Royalty Rate”	8.5.1
“[**] Notice”	4.6.1
“Research Tool Pre-Clinical Studies”	4.4.6
“Retained Rights”	2.2.3
“Reversion License”	14.2.1

Term	Section
[**]	14.2.1
“Sales Milestone”	8.3
“Sales Milestone Payment”	8.3
“Sell-Off Right”	14.1
“Shared [**] Development Costs”	4.6.2(a)
“Sublicensee”	2.3.2
“Term”	13.1
“[**]”	8.8
“[**]”	8.8
“[**]”	14.5
“Upfront License Fee”	8.1
“[**]”	8.11.4
“[**]”	8.11.4
“VAT”	8.12.1

ARTICLE 2
LICENSES

2.1Grant to Licensee. Subject to the terms and conditions of this Agreement, including the Retained Rights, Agenus hereby grants to Licensee during the Term an exclusive (even as to Agenus and its Affiliates), worldwide, sublicensable (in accordance with Section 2.3.2 (Sublicensees)), royalty-bearing (in accordance with Section 8.5 (Royalty Payments)) license, under the Agenus Technology and Agenus’ interest in and to the Joint Arising Technology, in each case, to Exploit the Licensed Antibodies and Licensed Products in the Field in the Territory.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

2.2Additional Licensing Provisions.

2.2.1Negative Covenant. Licensee covenants that it will not use or practice any of the Agenus Technology, except for the purposes expressly permitted in Section 2.1 (Grant to Licensee) or Article 12 (Confidentiality), or otherwise under this Agreement, provided that, nothing in this Section 2.2.1 (Negative Covenant) shall limit Licensee’s use or practice of any Agenus Know-How that is in or becomes part of the public domain other than as a result of Licensee’s breach of its obligations under Section 12.1.1 (Confidentiality).

2.2.2Limitations. Except as expressly set forth in this Article 2 (Licenses) or other terms of this Agreement, nothing in this Agreement will be deemed to grant to Licensee any ownership or other rights in or to any products or technologies owned or controlled or developed or otherwise obtained by or on behalf of Agenus as of the Effective Date or thereafter, nor to any intellectual property or other proprietary rights therein, all of which will remain solely and exclusively owned or controlled (as applicable) by Agenus. For clarity, unless otherwise agreed between the Parties in writing, Licensee is not granted a license under the Agenus Technology or any other intellectual property rights owned or controlled by Agenus in and to any Agenus Other Component to Exploit such Agenus Other Component, including as one component of a Combination Product.

2.2.3Agenus Retained Rights. Agenus retains all rights to the Agenus Technology except those expressly granted to Licensee under the terms of this Agreement. Without limiting the foregoing, and notwithstanding anything to the contrary in this Agreement, Agenus hereby retains the right under the Agenus Technology to (a) [**]; (b) [**]; and (c) [**] (collectively (a) through (c), the “Retained Rights”).

2.2.4License Grant to Agenus. Subject to the terms and conditions of this Agreement, Licensee hereby grants to Agenus, for [**], a [**], royalty-free license, under any Licensee Technology to [**].

2.3Performance by Affiliates, Sublicensees and Subcontractors.

2.3.1Performance by Affiliates. Agenus recognizes that Licensee may perform some or all of its obligations under this Agreement through Affiliates; provided, however, that Licensee will remain responsible for the performance by its Affiliates and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Licensee hereby expressly waives any requirement that Agenus exhaust any right, power, or remedy, or proceed against an Affiliate for any obligation or performance hereunder prior to proceeding directly against Licensee. Wherever in this Agreement Licensee delegates responsibility to Affiliates, Licensee agrees that such entities may not make decisions inconsistent with this Agreement, amend the terms of this Agreement, or act contrary to its terms in any way.

2.3.2Sublicensees. Licensee will have the right (but not the obligation) to sublicense, through multiple tiers, those rights granted to it under Section 2.1 (Grant to Licensee) to one or more of its Affiliates or Third Parties (each such Third Party, but excluding any subcontractors, a “Sublicensee”); provided that [**]. Licensee shall provide Agenus a copy of any such sublicense agreement between Licensee and the applicable Sublicensee (which copy may be reasonably redacted for any information that is not required for Agenus to assess Licensee’s compliance with this Agreement, including any financial terms) within [**] after execution of such sublicense agreement. For clarity, any information and terms of the sublicense agreement disclosed to Agenus shall constitute the Confidential Information of Licensee. Except as otherwise agreed by the Parties in connection with sublicenses granted pursuant to the above proviso, Licensee will remain responsible for the performance by any of its Sublicensees and will cause its Sublicensees to comply with the applicable provisions of this Agreement in connection with such performance, including the non-compete, negative covenant, reporting, audit, inspection and confidentiality provisions. For clarity, Licensee will remain directly responsible for all amounts owed to Agenus under this Agreement. Except as otherwise agreed by the Parties in connection with sublicenses granted pursuant to the above proviso, Licensee hereby expressly waives any requirement that Agenus exhaust any right, power, or remedy, or proceed against a Sublicensee, for any obligation or performance hereunder prior to proceeding directly against Licensee.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

2.3.3Subcontractors. Agenus may freely subcontract its obligations under this Agreement to its Affiliates or any Third Party without the prior consent of Licensee, except that [**]. In the case of any subcontracting of any Development activities by Agenus under this Agreement to a Third Party, such Third Party must have entered into a written agreement with Agenus that includes terms and conditions that are consistent with the applicable terms and conditions in this Agreement, including terms and conditions protecting and limiting use and disclosure of Confidential Information at least to the same extent as under Article 12 (Confidentiality) of this Agreement. For clarity, Licensee may subcontract any of its obligations under this Agreement to any Third Party. Each Party is responsible for compliance by its subcontractors performing its obligations under this Agreement with the applicable terms and conditions of this Agreement in the same way and to the same extent as such Party.

2.4Non-Compete.

2.4.1Exclusivity Covenant. Except in the exercise of a Party’s rights or as provided under this Agreement, including in the case of Agenus, the conduct of [**] in accordance with this Agreement: (a) Agenus hereby covenants and agrees that [**] it will not, and will cause its Related Parties not to, [**]; and (b) Licensee hereby covenants and agrees that [**] it will not, and will cause its Related Parties not to, [**] (each of (a) and (b), “Competitive Activities”); provided that the foregoing restriction shall not apply to [**].

2.4.2[**]

2.4.3[**]

2.5Materials Transfer. Within [**] after the Effective Date (or as soon as reasonably practical thereafter), Agenus will transfer to Licensee, at [**] cost and expense, the amounts of [**] set forth in Schedule 2.5 (Materials Transfer), which schedule shall also indicate [**]. Title to such amounts of [**] will transfer to Licensee upon [**]. Prior to the date of the first shipment of [**].

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

2.6Technology Transfer.

2.6.1Agenus Know-How Transfer. Within [**] after the Effective Date, Agenus will, at its cost, provide documents and other information and materials in their existing form containing Agenus Know-How. Thereafter during the Term, without limiting Section 9.1.2(b), Agenus will, at its cost, use Diligent Efforts to provide to Licensee documents and other information and materials in their existing form containing Agenus Know-How to the extent not previously provided to Licensee under this Section 2.6.1 (Agenus Know-How Transfer), promptly upon Licensee’s request not more than once per [**]. Notwithstanding the foregoing, Agenus’ obligations under this Section 2.6.1 (Agenus Know-How Transfer) do not include provision of Manufacturing-related Agenus Know-How, which will be provided in accordance with Section 2.6.2 (Manufacturing Technology Transfer) and Section 2.6.3 (Agenus Assistance) to Licensee which, subject to Section 2.6.3 (Agenus Assistance), will be at no additional cost to Licensee.

2.6.2Manufacturing Technology Transfer. Agenus will use Diligent Efforts to assist Licensee with respect to the one-time transfer of Manufacturing capabilities with respect to the Licensed Antibodies to Licensee (or its designee), including: [**] (the “Manufacturing Technology Transfer”) as provided in this Section 2.6 (Technology Transfer). Subject to its compliance with Applicable Laws and this Agreement, Licensee will commence the Manufacturing Technology Transfer by written notice to Agenus (the “Manufacturing Technology Transfer Notice”) no later than [**] from the Effective Date. Within [**] following the provision of such written notice, Agenus will use Diligent Efforts to commence and Agenus will, thereafter, use Diligent Efforts to perform the Manufacturing Technology Transfer to Licensee or its designee in accordance with the Manufacturing Technology Transfer Agreement, if any, agreed to by the Parties, which, subject to Section 2.6.3 (Agenus Assistance), will be at [**] sole cost and expense. Without limiting Agenus’ obligation to perform the Manufacturing Technology Transfer, after Licensee provides the Manufacturing Technology Transfer Notice, the Parties will use good faith efforts to negotiate a manufacturing technology transfer agreement (the “Manufacturing Technology Transfer Agreement”) detailing a plan for the Manufacturing Technology Transfer, which agreement shall be consistent with this Section 2.6.2 (Manufacturing Technology Transfer) and Section 2.6.3 (Agenus Assistance).

2.6.3Agenus Assistance. Agenus will use Diligent Efforts to make available to Licensee, at [**] cost and expense, up to a total of [**] FTE hours of assistance provided by experienced Agenus CMC employees to perform its obligations under Section 2.6.2 (Manufacturing Technology Transfer); provided that [**]. Such transfers will occur in an orderly fashion and in a manner such that the value, usefulness, and confidentiality of the transferred Agenus Know-How, Regulatory Materials, Regulatory Data, and other regulatory documentation are preserved in all material respects. Notwithstanding the foregoing, Agenus will not be required to provide any assistance under Section 2.6.2 (Manufacturing Technology Transfer) to the extent Agenus determines it would unreasonably interfere with Agenus’ own business [**].

ARTICLE 3
GOVERNANCE

3.1Joint Development Committee.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

3.1.1Formation; Composition. No later than [**] after the Effective Date, the Parties will establish a joint development committee (the “Joint Development Committee” or “JDC”) comprised of up to [**] representatives from each Party with sufficient seniority within the applicable Party to make decisions arising within the scope of the JDC’s responsibilities. Each Party may replace its JDC representatives at any time upon written notice to the other Party. Either Party’s representatives at the JDC may invite non-members to participate in the discussions and meetings of the JDC, provided that such participants will have no voting authority at the JDC and are bound by confidentiality and non-use obligations similar to those set out in Article 12 (Confidentiality) and such participation has been approved by the other Party prior to such discussion or meeting, such approval not to be unreasonably conditioned, withheld or delayed. The JDC will be chaired by [**] (“Chairperson”). The role of the Chairperson will be to convene and preside at meetings of the JDC. The Chairperson will have no additional powers or rights beyond those held by the other JDC representatives. The Alliance Managers will work with the Chairperson to prepare and circulate agendas and to ensure the preparation of minutes.

3.1.2Specific Responsibilities. The JDC will:

(a)facilitate the flow of information between the Parties with respect to the Development of the Licensed Antibodies and Licensed Products, including sharing a summary of material Development data and results, and review and discuss any Development reports and updates;

(b)review and discuss the Global Development Plan, and any update or amendment thereto;

(c)review and approve any proposed [**];

(d)as needed, form subcommittees or working groups (in each case, that have no decision-making powers) that are responsible for the oversight and information sharing with respect to any specific aspect of activities under this Agreement; and

(e)perform such other functions as appropriate, to further the purposes of this Agreement, in each case, as agreed in writing by the Parties.

3.1.3Meetings. During the Term, the JDC will meet on a [**] basis, unless otherwise agreed to by the JDC. No later than [**] prior to any meeting of the JDC, the Alliance Managers will jointly prepare and circulate an agenda for such meeting; provided, however, that either Party may propose additional topics to be included on such agenda, prior to such meeting so long as the other Party consents to such later addition of such agenda items (which consent shall not be unreasonably conditioned, withheld or delayed). The JDC may meet in person, by videoconference or by teleconference; provided that, unless otherwise agreed by the Parties, at least [**] meeting per Calendar Year will be held in person. The location of the in-person JDC meetings will alternate between a location selected by Licensee and a location selected by Agenus, with Licensee selecting the location of the first in-person JDC meeting. Each Party will bear the expense of its respective JDC members’ participation in JDC meetings. Meetings of the JDC will be effective only if at least [**] JDC members from each Party (which members do not include

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

such Party’s Alliance Manager) are present or participating (including by videoconference or teleconference) in such meeting. The Alliance Managers will be responsible for preparing reasonably detailed written minutes of all JDC meetings that reflect material decisions made and action items identified at such meetings. The Alliance Managers will send draft meeting minutes to each member of the JDC for review and approval within [**] after each JDC meeting. Such minutes will be deemed approved unless one or more members of the JDC objects to the accuracy of such minutes within [**] of receipt.

3.1.4Decision-Making. The representatives from each Party on the JDC will have, collectively, one (1) vote on behalf of that Party, and all decision making will be by consensus. Disputes at the JDC will be handled in accordance with Section 3.2 (Resolution of JDC Disputes).

3.2Resolution of JDC Disputes.

3.2.1Within the JDC. All decisions within the JDC will be made by consensus; provided that if the JDC is unable to reach consensus on any issue for which it is responsible within [**] after a Party affirmatively states that a decision needs to be made, then [**] will have final decision-making authority with respect to such matter.

3.2.2Limitations on Decision-Making. Without [**] prior written consent, [**] may not unilaterally make a decision (in exercise of its final decision-making authority on any such matters) that (a) [**], (b) [**], (c) [**], or (d) [**]. In addition, no exercise by [**] of its decision-making authority can amend or waive compliance with any terms of this Agreement.

3.3Discontinuation of JDC. The JDC will continue to exist until the earliest of: (a) [**], (b) [**] or (c) the Parties agreeing to disband the JDC; provided that, if in the case of clause (b) [**], then the JDC will continue to exist for so long as [**]. Once the JDC is disbanded, the JDC will have no further obligations under this Agreement and, thereafter, the Alliance Managers will be the points of contact for the exchange of information between the Parties under this Agreement and any references in this Agreement to decisions of the JDC will automatically become references to decisions by and between the Parties in writing, subject to the other terms of this Agreement and consistent with the terms of Section 3.2 (Resolution of JDC Disputes).

3.4Alliance Manager. Within [**] of the Effective Date, each Party will appoint an individual (from the Party or from any Affiliate of such Party) who possesses a general understanding of Development, Manufacturing, and Commercialization issues regarding pharmaceutical and biologic products to act as the facilitator of the meetings of the JDC and the first point of contact between the Parties with regard to questions relating to this Agreement or the overall business relationship and related matters between the Parties (each, an “Alliance Manager”). Each Party may replace its Alliance Manager at any time upon written notice to the other Party.

ARTICLE 4
DEVELOPMENT

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

4.1Overview of Development. Except for the Agenus Ongoing Studies and subject to Agenus’ right and obligation (if applicable) to conduct Agenus GDP Trials, Agenus Pipeline Combination Trials, Licensed Antibody Pre-Clinical Studies, and the Co-Funding Option, Licensee will be solely responsible, directly or through its Affiliates, Sublicensees and subcontractors, for the Development of Licensed Products for use in the Field and in the Territory.

4.2Objectives under the Global Development Plan.

4.2.1Development Diligence Obligations. Licensee will use [**] to Develop [**] Licensed Product, and obtain Regulatory Approval (and Pricing Approval, if applicable) for [**] Licensed Product in the Field in each of the [**].

4.2.2Compliance. Each Party will conduct the Development Activities for which it is responsible under this Agreement in accordance with the Global Development Plan and sound and ethical business and scientific practices, and in compliance with all Applicable Law, including GCPs and GLPs, and also including all applicable pharmacovigilance, data privacy, and data protection laws in the Territory, in all material respects. In addition, each Party will not use in any capacity, in connection with its Development, Manufacturing, or Commercialization (as applicable) of the Licensed Antibodies or Licensed Products hereunder, any Person who has been debarred pursuant to Section 306 of the FD&C Act (or similar Applicable Law outside of the U.S.), or who is the subject of a conviction described in such section. Each Party will inform the other Party in writing immediately if it or any Person who is performing services for such Party hereunder is debarred or is the subject of a conviction described in Section 306 (or similar Applicable Law outside of the U.S.), or if any action, suit, claim, investigation, or legal administrative proceeding is pending or, to such Party’s knowledge, is threatened, relating to the debarment of such Party or any Person used in any capacity by Licensee in connection with its Development (or Commercialization) of the Licensed Antibodies or the Licensed Products hereunder.

4.3Global Development Plan.

4.3.1General. Licensee will detail the Development Activities in a global Development plan (the “Global Development Plan”), which Licensee will prepare, review, and update as set forth in this Section 4.3 (Global Development Plan). The Global Development Plan will set forth, among other things, the following: (a) [**]; (b) [**]; (c) [**]; (d) [**]; (e) [**]; and (f) [**].

4.3.2Initial Global Development Plan and Updates and Amendments. The initial Global Development Plan for the Licensed Products is attached hereto as Schedule 4.3.2 (Initial Global Development Plan). Licensee will review, update, and amend as appropriate, the then-current Global Development Plan not less often than [**] (during the [**]) to reflect any material changes, reprioritizations of, or additions to the Global Development Plan; provided that (a) if the JDC is disbanded pursuant to Section 3.3 (Discontinuation of JDC), Licensee will provide such updates or amendments no less often than [**]  (during the [**] of each) and (b) Licensee shall not establish or amend any Agenus GDP Trial Plan and Budget without Agenus’ prior written consent not to be unreasonably conditioned, withheld or delayed.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

4.3.3Estimate of Global [**] Development Costs. During [**], upon Agenus’ request (no more than [**] per Calendar Year), Licensee shall provide Agenus a [**] budget for the Global [**] Development Costs [**].

4.4Agenus Development.

4.4.1Agenus Ongoing Studies. Agenus will be responsible for completing, and will use [**] to complete, at [**] cost and expense, all of the Agenus Ongoing Studies. Without limiting the foregoing, Schedule 1.11 (Agenus Ongoing Studies) includes Agenus’ good faith estimate of [**] for each Agenus Ongoing Study as of the Effective Date.

4.4.2Agenus Co-Development. Subject to the terms of this Agreement, Agenus will have the right to perform any Clinical Trial of Licensed Products that is: (i) set forth in the Global Development Plan and mutually agreed by the Parties to be performed by Agenus (such Clinical Trial, an “Agenus GDP Trial”); or (ii) for Development in combination with one or more Agenus Other Components conducted prior to the Regulatory Approval of the subject Licensed Product in the country in which such Clinical Trial is being conducted (such Clinical Trial, an “Agenus Pipeline Combination Trial”); provided that with respect to each Agenus Pipeline Combination Trial: (A) [**] (1) [**] and (2) [**]; (B) such Agenus Pipeline Combination Trial [**]; and (C) such Agenus Pipeline Combination Trial is conducted pursuant to an Agenus Pipeline Combination Trial Agreement. Notwithstanding the foregoing, [**]. Notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement shall restrict or limit Agenus from conducting a Clinical Trial of any Licensed Product for Development in combination with one or more Agenus Other Components after the Regulatory Approval of such Licensed Product in the country where such Clinical Trial is being conducted using such Licensed Product [**].

4.4.3Agenus GDP Trials.

(a)Diligence. Agenus will be responsible for the completion of, and will use [**] to complete, each Agenus GDP Trial in accordance with the applicable Agenus GDP Trial Plan and Budget and this Agreement. Agenus will conduct each Agenus GDP Trial under an IND held by [**].

(b)Agenus GDP Trial Plan and Budget. With respect to each Agenus GDP Trial, the Parties shall agree in writing on a detailed plan for such Agenus GDP Trial and a budget of the estimated internal and external Development costs and expenses to be incurred by or on behalf of Agenus in the performance of such Agenus GDP Trial, and any proposed change or amendment thereto (such costs and expenses, the “Agenus GDP Trial Costs”, and such plan and budget, the “Agenus GDP Trial Plan and Budget”). Agenus shall not, and shall cause its Affiliates not to, commence any activities and may not incur any costs and expenses in relation to any Agenus GDP Trial unless and until the applicable Agenus GDP Trial Plan and Budget has been agreed between the Parties in writing. [**]

(c)Supply of Licensed Antibodies and Licensed Products. With respect to each Agenus GDP Trial other than the [**] Trial, Licensee shall [**] Manufacture and supply to Agenus Licensed Antibodies and Licensed Products [**] for the purpose of Agenus

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

performing its obligations under the Global Development Plan with respect to such Agenus GDP Trial, in the quantity specified in the Global Development Plan to be supplied by Licensee to Agenus.

(d)Pharmacovigilance Agreement. Promptly upon the Parties’ mutual agreement to include in the Global Development Plan any Agenus GDP Trial, the Parties will negotiate in good faith a pharmacovigilance agreement on customary terms with respect to the exchange of safety data arising from any and all Agenus GDP Trial(s). Agenus will not initiate any Agenus GDP Trial until such pharmacovigilance agreement has been executed by the Parties.

(e)[**] Trial. [**]

4.4.4Agenus Pipeline Combination Trials. Agenus may exercise its right to conduct an Agenus Pipeline Combination Trial by providing Licensee with written notice of its intent with respect thereto, which notice shall include a data package that contains the following: [**]. Following such notice and provided that the conditions in subclauses (i) and (ii) of Section 4.4.2 (Agenus Co-Development) are satisfied, the Parties will discuss and use good faith efforts to agree within [**] of such notice a separate agreement for the conduct of such Agenus Pipeline Combination Trial (an “Agenus Pipeline Combination Trial Agreement”). The Agenus Pipeline Combination Trial Agreement will (A)[**], (B) [**] (C) [**] (D) [**] (E) [**], and (F) be otherwise consistent with the terms of this Agreement. The Agenus Pipeline Combination Trial will be conducted in accordance with the applicable Agenus Pipeline Combination Trial Plan, and any updates or amendments to any Agenus Pipeline Combination Trial Plan will not be effective unless and until mutually agreed by the Parties. For the avoidance of doubt, Agenus shall not, and shall cause its Affiliates not to, perform any activities with respect to any Agenus Pipeline Combination Trial unless and until the Parties have executed an Agenus Pipeline Combination Trial Agreement with respect to such Agenus Pipeline Combination Trial.

4.4.5[**]

4.4.6Pre-Clinical Studies. Subject to the terms of this Agreement, Agenus retains the right to conduct internal, pre-clinical studies of the Licensed Antibodies and Licensed Products (“Licensed Antibody Pre-Clinical Studies”). [**] Subject to the terms of this Agreement, Agenus also retains the right to conduct pre-clinical studies involving the use of Bispecific Antibodies or Multispecific Antibodies that are not proprietary to Licensee or its Related Parties and that are solely used as research tools (for the avoidance of doubt, excluding Licensed Antibodies and provided that such Bispecific Antibodies or Multispecific Antibodies are not intended for use in the treatment of or other administration in humans) (“Research Tool Pre-Clinical Studies”) [**]. For the avoidance of doubt, any publication of the results of any Licensed Antibody Pre-Clinical Studies or Research Tool Pre-Clinical Studies under this Section 4.4.6 (Pre-Clinical Studies) will be subject to the publication and disclosure provisions in Article 12 (Confidentiality).

4.5Development Costs. Subject to Agenus’ exercise of the Co-Funding Option and accordingly its responsibility for the Agenus Co-Funding Share in accordance with Section 4.6.2 (Exercise of Agenus Co-Funding Option), Licensee will be solely responsible for one hundred

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

percent (100%) of all internal and external Development costs and expenses incurred by Licensee or its Affiliates with respect to its Development Activities (the “Development Costs”). For the avoidance of doubt, Agenus shall be solely responsible for all costs and expenses incurred in connection with any [**], Licensed Antibody Pre-Clinical Study and Research Tool Pre-Clinical Study.

4.6Agenus Co-Funding Option.

4.6.1Grant of Option. Licensee hereby grants to Agenus the option (the “Co-Funding Option”) to co-fund the Shared [**] Development Costs. Licensee will keep Agenus reasonably informed of the Development of [**], and, no later than [**], provide Agenus with written notice thereof along with an [**] and [**] (the “[**] Notice”). Agenus may exercise the Co-Funding Option by providing written notice to Licensee at any time beginning upon Agenus’ receipt of the [**]Notice and ending [**] thereafter (the “Co-Funding Option Period” and the date Agenus provides such notice, the “Co-Funding Option Exercise Date”). If Agenus does not exercise the Co-Funding Option during the Co-Funding Option Period, then the Co-Funding Option will expire. For clarity, the Co-Funding Option does not apply to any Licensed Products [**], or to any Development Costs that are not Shared [**] Development Costs.

4.6.2Exercise of Agenus Co-Funding Option.

(a)Agenus Co-Funding Share. If Agenus exercises the Co-Funding Option during the Co-Funding Option Period, (i) Agenus will be responsible for [**] of: (A) [**]; and (B) [**] (collectively, [**] the “Shared [**] Development Costs” and Agenus’ share of the Shared [**] Development Costs, the “Agenus Co-Funding Share”); and (ii) Agenus will be entitled to receive the increased Royalty Rates on Net Sales of AGEN1777 Licensed Products as set forth in Section 8.5.2 (Royalty Rates for AGEN1777 Licensed Products upon Exercise of Co-Funding Option). For purposes of determining the Agenus Co-Funding Share, Shared [**] Development Costs will (1) [**], (2) [**], and (3) [**].

(b)Changes to Global Development Plan Budget. Notwithstanding the foregoing, if, at any time following the Co-Funding Option Exercise Date, Licensee (after review and discussion with the JDC) increases the aggregate budgeted Shared AGEN1777 Development Costs set forth in the Global Development Plan to more than [**] of the aggregate budgeted Shared AGEN1777 Development Costs in the Global Development Plan effective on the Co-Funding Option Exercise Date, Agenus may elect, by written notice to Licensee, to defer payment responsibility for the Agenus Co-Funding Share that exceeds [**] of the aggregate budgeted Shared AGEN1777 Development Costs in the Global Development Plan effective on the Co-Funding Option Exercise Date (such excess Shared AGEN1777 Development Costs, the “Deferred Co-Funding Development Costs”), and instead have such amounts deducted from up to [**] of each future Development Milestone Payments, Sales Milestone Payments, or Royalty Payments that become payable by Licensee under this Agreement (i.e., Licensee’s next-to-occur payment obligation for such Development Milestone Payments, Sales Milestone Payments or Royalty Payments shall be reduced by a corresponding amount, provided that such reduction shall not exceed [**] of such payment that would otherwise be payable by Licensee under Article 8 (Payments) after taking into account any reductions or deductions thereunder, provided that, with

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

respect to Royalty Payments, subject to the royalty floor in accordance with Section 8.9 (Royalty Floor), and any such amount to the extent not deducted against any such payment obligation shall be rolled-over and shall be deducted against any subsequent payment obligation(s) for Development Milestone Payments, Sales Milestone Payments or Royalty Payments until such amount is fully deducted, always subject to such [**] cap with respect to such subsequent payment obligation and without being subject to Section 8.15 (Late Payments), provided that, with respect to Royalty Payments, always subject to the royalty floor in accordance with Section 8.9 (Royalty Floor)).

(c)Invoices and Payments.

(i)Within [**] of the Co-Funding Option Exercise Date, Licensee will provide to Agenus an invoice for the Agenus Co-Funding Share with respect to Shared [**] Development Costs incurred prior to the Co-Funding Option Exercise Date, such invoice shall also set forth in reasonable detail all such Shared [**] Development Costs. Notwithstanding Section 8.14 (General Payment Procedures), Agenus will remit such payment to Licensee within [**] of Agenus’ receipt of such invoice.

(ii)Upon and after Agenus’ exercise of the Co-Funding Option, within [**] of the end of each [**], Licensee will provide to Agenus an invoice setting forth the Agenus Co-Funding Share for the preceding [**], including reasonable detail of all Shared [**] Development Costs incurred by Licensee and its Affiliates for the preceding [**]. Agenus will remit such payment to Licensee in accordance with the terms of Section 8.14 (General Payment Procedures).

4.6.3Termination of Agenus Co-Funding. Agenus may, at any time upon at least [**] prior written notice to Licensee (or at least [**] prior written notice following consummation of a Change of Control of Licensee), elect to cease funding the Agenus Co-Funding Share. If Agenus provides such notice to Licensee, Agenus’ funding obligations with respect to the Agenus Co-Funding Share shall cease on the date that is [**] (or [**], in the event of a notice following a Change of Control of Licensee) following the date Agenus provides such notice. In such an event, (a) beginning with the first Calendar Quarter after the effective date of cessation of such funding obligations of Agenus, (i) Agenus will no longer be required to fund any portion of Development Costs and (ii) [**]; and (b) with respect to the Calendar Quarter during which such effective date of cessation of such funding obligations of Agenus occurs, Agenus shall pay for the Agenus Co-Funding Share of the applicable proportion of the Shared [**] Development Costs during such Calendar Quarter, and [**].

4.7Records, Reports, and Information.

4.7.1General. Each Party will, and will cause each of its Related Parties to, maintain current and accurate records of all Development Activities, and with respect Agenus, Licensed Antibody Pre-Clinical Studies, conducted by it and them under this Agreement and all data and other information resulting from such activities (which records will include, as applicable, books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs, and documentation thereof (e.g., samples of

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

materials and other graphic or written data generated in connection with such Development Activities, and with respect Agenus, Licensed Antibody Pre-Clinical Studies)). Such records will properly reflect all work done and results achieved in the performance of such Development Activities, and with respect Agenus, Licensed Antibody Pre-Clinical Studies, in sufficient detail and in good scientific manner appropriate for regulatory and patent purposes. Each Party will document all of its Development Activities, and with respect Agenus, Licensed Antibody Pre-Clinical Studies, to be conducted pursuant to this Agreement in formal written study reports according to applicable national and international guidelines (e.g., ICH, GCP and GLP).

4.7.2Licensee Status Updates in the Territory. At least [**], during the [**] and [**], Licensee will provide Agenus with reports summarizing, since the previous such report, (a) [**], (b) [**], and (c) [**]; provided that if the JDC is disbanded pursuant to Section 3.3 (Discontinuation of JDC), Licensee will provide such reports at least [**]during the [**] of each Calendar Year. Without limiting the foregoing, upon reasonable request by Agenus: (a) Licensee will promptly, but in any event within [**] after receipt of Agenus’ request, provide to Agenus copies of [**] related to such Development Activities under the Global Development Plan for the Licensed Products in the Field in [**], including [**]; and (b) Licensee will promptly provide to Agenus [**] generated in connection with Licensee’s Development Activities, including [**].

4.8Agenus Status Updates in the Territory.

4.8.1Agenus Ongoing Studies and Agenus GDP Trials. At least [**], during the [**], Agenus will provide Licensee with reports summarizing, since the previous such report, the Development Activities [**] performed by Agenus [**]. In addition, Agenus will provide Licensee with other information [**]. Without limiting the foregoing, Agenus will promptly after Licensee’s reasonable request, provide to Licensee copies of [**] generated in connection with Agenus’ Development Activities with respect to any Agenus Ongoing Studies and Agenus GDP Trial(s).

4.8.2Licensed Antibody Pre-Clinical Studies. With respect to each Licensed Antibody Pre-Clinical Study, promptly after completion of such Licensed Antibody Pre-Clinical Study, Agenus shall provide to Licensee a copy of [**] generated in connection with such Licensed Antibody Pre-Clinical Study.

4.9Research Tool Pre-Clinical Studies. Except as required under [**], Agenus will have no obligation to disclose or provide any reports or updates in respect of any Research Tool Pre-Clinical Studies.

ARTICLE 5
REGULATORY

5.1Regulatory Data and Regulatory Materials. At Licensee’s election by written notice, Agenus will either (a) within [**] after the Effective Date, deliver to Licensee all Regulatory Materials and Regulatory Data for AGEN1777, or (b) continue to hold all such Regulatory Materials and Regulatory Data and complete the filing of the first IND for AGEN1777. In either scenario (a) or (b) in the preceding sentence, Agenus will make available to Licensee all

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

Regulatory Materials and Regulatory Data [**] after the Effective Date. Subject to the foregoing and Section 5.2.2 (Initial IND for AGEN1777), Agenus will and hereby does assign to Licensee all of its rights, title, and interest in and to such Regulatory Materials and Regulatory Data. Licensee may only use the Regulatory Materials and Regulatory Data provided by Agenus to Exploit the Licensed Antibodies and Licensed Products in the Field in the Territory.

5.2Regulatory Filings, Regulatory Approvals and Pricing Approvals.

5.2.1General Responsibilities; Ownership of Regulatory Approvals and Pricing Approvals. Subject to Section 5.2.2 (Initial IND for AGEN1777), Licensee will be responsible for the preparation of all Regulatory Materials for obtaining and maintaining the Regulatory Approvals and Pricing Approvals for the Licensed Products in the Field in the Territory (including in connection with patient information leaflets, product inserts, and labeling and packaging for the Licensed Products in the Field in the Territory), and Licensee will submit such Regulatory Materials, as applicable, to the applicable Governmental Authorities in the Territory. To the extent allowed by Applicable Law, all Regulatory Approvals and Pricing Approvals for the Licensed Products in the Field in the Territory will be held and owned by Licensee (or its Affiliate or designee) in its name.

5.2.2Initial IND for AGEN1777.

(a)If Agenus has filed the first IND for AGEN1777 prior to the Effective Date, then Agenus shall promptly (and in any event, within [**] of Licensee’s request) transfer such IND to Licensee upon Licensee’s request.

(b)If Agenus has not filed the first IND for AGEN1777 prior to the Effective Date and Licensee provides notice to Agenus to continue to hold the applicable Regulatory Materials and Regulatory Data and file the first IND for AGEN1777 pursuant to Section 5.1 (Regulatory Data and Regulatory Materials), then Agenus shall [**]. Following Agenus’ receipt of the first IND for AGEN1777, at Licensee’s request, Agenus will promptly (and in any event, within [**] of Licensee’s request) transfer and assign the first IND for AGEN1777 to Licensee pursuant to Section 5.1 (Regulatory Data and Regulatory Materials).

(c)If Agenus has not filed the first IND for AGEN1777 prior to the Effective Date, and Licensee elects, upon written notice to Agenus, to file the first IND for AGEN1777, Licensee shall have the right to file the first IND for AGEN1777, and [**].

(d)[**]

5.2.3Agenus GDP Trials. In addition, the Parties shall perform their respective regulatory and other obligations as set out in Schedule 5.2.3 (Agenus Study Conduct Responsibilities) with regard to each Agenus GDP Trial.

5.2.4Cost of Regulatory Activities. All regulatory costs incurred by Licensee and its Affiliates in connection with the preparation of Regulatory Materials for, and obtaining of Product Approvals of, the Licensed Products in the Field in the Territory will be borne solely by Licensee. Except as otherwise provided in this Agreement, Licensee will be responsible for all

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

regulatory costs involved in the maintenance of all Regulatory Approvals for the Licensed Products in the Field in the Territory. [**].

5.2.5Regulatory Reporting. As part of the [**]updates provided in Section 4.7.1 (Records, Reports, and Information; General), Licensee will keep Agenus reasonably informed in connection with the preparation of all [**] Regulatory Materials, Regulatory Authority review of Regulatory Materials, Regulatory Approvals, and Pricing Approvals, in each case, with respect to the Licensed Products for sale in the Field in the [**].

5.3No Other Regulatory Filings. Except as otherwise expressly set forth in this Article 5 (Regulatory) or otherwise agreed by the Parties or any of their Affiliates, Licensee (and its Affiliates) will not file any Regulatory Materials, Regulatory Approvals, or Pricing Approvals for any other products that are claimed or covered by any Agenus Technology.

5.4Rights of Reference; Further Assurances.

5.4.1Rights Granted to Licensee. Subject to the rules of the relevant Regulatory Authority and the terms and conditions of this Agreement, Agenus hereby grants to Licensee and its Related Parties a right of reference (without any further action required on the part of Agenus or its Related Parties, whose authorization to file this right of reference with any Regulatory Authority is hereby granted) to any Regulatory Approval, IND and Pricing Approval Controlled by Agenus or any of its Affiliates during the Term relating to any Licensed Antibody (but not any other pharmaceutically active compounds, substances, or therapeutic agents), including the right to rely upon, access, inspect, copy, and otherwise use all information and data included in or used to support any such Regulatory Approval, IND or Pricing Approval (as applicable), solely for Licensee’s or its Related Parties’ use in the Development or Commercialization of the Licensed Products in the Field in the Territory during the Term in accordance with this Agreement.

5.4.2Rights Granted to Agenus. Upon transfer and assignment of the Regulatory Materials and Regulatory Data to Licensee in accordance with Section 5.1 (Regulatory Data and Regulatory Materials), Licensee will grant and hereby grants to Agenus and its designees a right of reference (without any further action required on the part of Licensee or its Related Parties, whose authorization to file this right of reference with any Regulatory Authority is hereby granted) to: (a) [**]; and (b) [**].

5.4.3Further Assurances. The Party granting rights to the other Party under Section 5.4.1 (Rights Granted to Licensee) and Section 5.4.2 (Rights Granted to Agenus) will take such actions as may be reasonably requested by the other Party to give effect to the intent of such Sections and to give the other Party the benefit of the granting Party’s Regulatory Approvals and Pricing Approvals as provided in this Section 5.4.3 (Further Assurances). Such actions may include providing a signed statement that the other Party may rely on, and that the Regulatory Authority may access, in support of the other Party’s application for Regulatory Approval and Pricing Approval in the Field or providing any underlying raw data or information submitted by such Party to the Regulatory Authority with respect to any Regulatory Materials, Regulatory Approvals, or Pricing Approvals Controlled by such Party or its Affiliates that relates to the Licensed Products.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

ARTICLE 6
COMMERCIALIZATION

6.1Commercialization in the Field in the Territory. Subject to the Co-Promote Option, Licensee will be solely responsible for Commercializing the Licensed Products in the Territory for use in the Field, which Commercialization will be in accordance with this Agreement, and will be responsible for [**] of the costs and expenses (including Pre-Marketing and other Commercialization costs and expenses) incurred in connection with the Commercialization of the Licensed Products in the Territory for use in the Field.

6.2Licensee’s Performance.

6.2.1Commercialization Diligence Obligations. Licensee will use [**] to Commercialize [**] Licensed Product for use in the Field in [**].

6.2.2Specific Commercialization Obligations. Without limiting the generality of Section 6.1 (Commercialization in the Field in the Territory) or Section 6.2.1 (Commercialization Diligence Obligations), in connection with the Commercialization of the Licensed Products in the Field in the Territory, Licensee will comply with all Applicable Law in all material respects.

6.3Agenus Co-Promote Option.

6.3.1Grant of Option. Licensee hereby grants to Agenus the option to co-promote AGEN1777 Licensed Products in the U.S. (the “Co-Promote Option”). Licensee will keep Agenus reasonably informed of the planned Commercialization of [**] in the Field in the Territory, and, no later than [**] prior to the date that is reasonably expected for the first Regulatory Approval for the first Indication for an [**], provide Agenus with written notice thereof (the “Anticipated [**] Approval Notice”). Agenus may exercise the Co-Promote Option, by providing written notice to Licensee at any time until [**] following Agenus’ receipt of the Anticipated [**] Approval Notice (the “Co-Promote Opt-in Deadline”). If Agenus does not exercise the Co-Promote Option prior to the Co-Promote Opt-in Deadline, [**] the Co-Promote Option will expire, and Agenus shall have no further rights with respect to the Co-Promote Option. For clarity, the Co-Promote Option does not apply to any Licensed Products [**].

6.3.2Option Exercise. If Agenus exercises the Co-Promote Option for [**], Agenus and Licensee will promptly negotiate in good faith an agreement (the “Co-Promotion Agreement”), which will contain the terms set forth on Schedule 6.3.2 (Co-Promotion Agreement Terms) and other reasonable and customary terms for similar arrangements. Agenus shall not perform any promotional activities or otherwise Commercialize [**] until the Parties have executed such Co-Promotion Agreement.

ARTICLE 7
MANUFACTURING

7.1Manufacturing. Upon Agenus’ completion of the CMC activities included as part of the Agenus Ongoing Studies, Agenus will transfer to Licensee all Licensed Products

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

Manufactured in connection with such activities, except as [**] for Agenus to complete the Agenus Ongoing Studies and future Licensed Antibody Pre-Clinical Studies as agreed between the Parties in writing and set forth on Schedule 2.5 (Materials Transfer). Except for the CMC activities that are included in the Agenus Ongoing Studies, following the completion of the Manufacturing Technology Transfer under Section 2.6.3 (Agenus Assistance), Licensee will be solely responsible for, and will bear all costs and expenses of, Manufacturing, and supplying all of its requirements of Licensed Product for its use in the Development and Commercialization of the Licensed Products in the Field within the Territory. Notwithstanding the foregoing or anything else herein, at the election of Licensee at its sole discretion, exercisable by written notice to Agenus within [**] of the Effective Date, and subject to any manufacturing capacity constraints that Agenus may have at the time of such request, the Parties shall conduct good faith discussions regarding the terms of a supply agreement (and a corresponding quality agreement with customary terms and conditions) pursuant to which Agenus would supply the Licensed Products to Licensee for its Clinical Trials. The price at which Licensee will purchase such Licensed Products under such supply agreement will be consistent with the price at which similar biopharmaceutical products are supplied under similar circumstances. In addition, such supply agreement (and the corresponding quality agreement) shall otherwise include mutually agreed terms as are customary for agreements of such type.

7.2Packaging and Labeling; Certain Other Manufacturing Activities. Notwithstanding anything to the contrary contained herein, Licensee or its designated Third Party will be responsible (at its sole cost and expense) for all final product labeling and packaging (whether in commercial or clinical packaging presentation), including insertion of materials such as patient inserts, patient medication guides, professional inserts and any other written, printed or graphic materials accompanying the Licensed Products for use in the Field in the Territory and considered to be part of such finished Licensed Product packaging and labeling, and handling, storage, quality control, quality assurance, and the testing and release aspects of Analytical Release Testing and Characterization and related activities, of the Licensed Products for use in the Field in the Territory in connection with the foregoing (collectively, “Packaging and Labeling”). Licensee or its designated Third Party will ensure that all such Packaging and Labeling complies with Applicable Law, GMPs, and the Regulatory Approvals for the Licensed Products in the Field in the Territory, including the Product Specifications, in all material respects. Licensee or its designated Third Party will also be responsible for performing the testing and release aspects of Analytical Release Testing and Characterization of the Licensed Products. To the extent that a Third Party is involved in Packaging and Labeling or other activities described in this Section 7.2 (Packaging and Labeling; Certain Other Manufacturing Activities), Licensee will be wholly responsible for, and bear one hundred percent (100%) of the costs related to, qualifying such Third Party to perform such activities.

ARTICLE 8
PAYMENTS

8.1Upfront License Fee. [**] Licensee will make a payment to Agenus of two hundred million Dollars ($200,000,000) (“Upfront License Fee”). Licensee will pay the Upfront License Fee by wire or electronic transfer of immediately available funds into an account designated by Agenus and will be paid by a U.S. entity from a bank account domiciled in the U.S.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

and made in Dollars. The Upfront License Fee will be nonrefundable and noncreditable against any other payments due hereunder.

8.2Development Milestone Payments. Subject to [**], Licensee will pay to Agenus the milestone payments described in this Section 8.2 (Development Milestone Payments) and set forth in Table 8.2 (Development Milestones) below following the first achievement by Licensee (or its Related Parties) of the corresponding milestone events for the first Licensed Product to achieve such milestone event in the Field in the Territory (each such Development milestone event, a “Development Milestone” and its corresponding milestone payment, a “Development Milestone Payment”). Licensee will promptly notify Agenus in writing of, but in no event later than [**] after, the achievement of each Development Milestone (each, a “Development Milestone Notification Notice”). Licensee will pay the applicable Development Milestone Payment set forth in Table 8.2 (Development Milestones) by electronic transfer of immediately available funds into an account designated by Agenus within [**] after the achievement (first occurrence) of the applicable Development Milestone; provided, however, that [**]. As used in this Section 8.2 (Development Milestone Payments), (a) [**], and (b) [**]. Except as provided under [**], each Development Milestone Payment is non-refundable and non-creditable against any other payments due hereunder. For clarity, [**].

Table 8.2 – Development Milestones
Development Milestone	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]
Maximum Development Milestone Payments	[**]

8.3Sales Milestone Payments. Subject to [**], within [**] following the end of the Calendar Year in which each of the sales milestone events described in Table 8.3 below is first

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

achieved for [**], whether by Licensee or any Related Party, Licensee will pay, or cause to be paid, Agenus the corresponding payment set forth in Table 8.3, which, except as provided under Section 4.6.2(b) (Changes to Global Development Plan Budget) and [**], will be non-refundable and non-creditable (each such sales milestone event, a “Sales Milestone” and its corresponding milestone payment, a “Sales Milestone Payment”). Such Sales Milestone Payment will be paid by electronic transfer of immediately available funds into an account designated by Agenus.

Table 8.3 – Sales Milestones
Sales Milestone [**]	Sales Milestone Payment
[**]	[**]
[**]	[**]
[**]	[**]
Maximum Sales Milestone Payments	[**]

For clarity, if two (2) or more Sales Milestones are first achieved in the same Calendar Year, then payment of the corresponding Sales Milestone Payments will be concurrently due for all such achieved Sales Milestones. By way of example, if Licensee achieves [**] in Net Sales in a Calendar Year but has not achieved [**] in any prior Calendar Year, then the Sales Milestone Payments of [**] and [**] will be due simultaneously.

8.4Additional Milestone Payment Terms.

8.4.1Milestone Payments for Licensed Products. All milestone payments described in Section 8.2 (Development Milestone Payments) and Section 8.3 (Sales Milestone Payments) will be paid [**].

8.4.2[**]

8.5Royalty Payments.

8.5.1Royalty Rates. As further consideration for the rights granted to Licensee under this Agreement, subject to [**], during each applicable Royalty Term, Licensee will pay to Agenus, [**], a tiered royalty on [**] worldwide Net Sales of the Licensed Products, on a [**] basis, based on the Royalty Rates as set forth in Table 8.5.1.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

Table 8.5.1 – Royalties
Net Sales Thresholds [**] worldwide Net Sales for each Licensed Product:	Royalty Rates for [**]	Royalty Rates for [**] (the “[**] Royalty Rate”)
[**]

For clarity, the foregoing [**] Royalty Rates will apply for any Licensed Products [**] regardless of whether Agenus has exercised the [**].

8.5.2Royalty Rates for [**]. If Agenus exercises its Co-Funding Option pursuant to Section 4.6.2(a) (Agenus Co-Funding Share) and has not terminated its obligation under [**] and [**], during each applicable Royalty Term, in lieu of the Royalty Rates on Net Sales of [**] set forth in Section 8.5.1 (Royalty Rates), subject to [**], Licensee will pay to Agenus, [**], a tiered royalty on [**] Net Sales of any [**], on an [**]-by-[**] basis, based on the Royalty Rate as set forth in Table 8.5.2:

Table 8.5.2 – [**] Royalties for [**]
[**]
Net Sales Thresholds [**] Net Sales for each [**] in [**]:	Royalty Rates
[**]
Within [**]
Net Sales Thresholds [**] Net Sales for each [**] within [**]:	Royalty Rates
[**]

For clarity, with respect to each Licensed Product and a country in the Territory, no Royalty Payments shall be due or payable on any future sales of such Licensed Product in such country held in inventory (determined in accordance with GAAP) as of the date of expiration of the Royalty Term for such Licensed Product in such country to the extent such future sales do not result in a Net Sale prior to the date of expiration of the Royalty Term in accordance with GAAP. [**]

8.6 [**]

8.7 [**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

8.8 [**]

8.9Royalty Floor. [**]

8.10Royalty Payments and Reports. Licensee will calculate all Royalty Payments payable to Agenus pursuant to Section 8.5 (Royalty Payments) with respect to [**]of each Licensed Product at the end of each [**], which amounts will be converted to Dollars at such time in accordance with Section 8.13 (Currency Conversion). Licensee will provide to Agenus within [**] after the end of a given [**] a statement of the amount of Net Sales of each Licensed Product, (a) [**] and (b) [**], in each case, during such [**] (including such amounts expressed in local currency and as converted to Dollars), and will pay to Agenus the Royalty Payments due for Net Sales during such [**] within [**] after the end of such [**]. Without limiting the generality of the foregoing, Licensee will require its Related Parties to account for its Net Sales and to provide such reports with respect thereto as if such sales were made by Licensee.

8.11Third Party License Agreements.

8.11.1[**]

8.11.2[**]

8.11.3[**]

8.11.4[**]

8.11.5[**]

8.12Taxes and Withholding.

8.12.1VAT. The Parties agree to cooperate with one another and use reasonable efforts to ensure that value added tax or similar payment (“VAT”) in respect of any payments made by Licensee to Agenus under this Agreement does not represent an unnecessary cost in respect of payments made under this Agreement. For purposes of clarity, all sums payable under this Agreement will be exclusive of VAT. In the event that any VAT is owing in any jurisdiction in respect of any such payment, Licensee will pay such VAT, and such payment will be made after deduction of such VAT. In the event that any deducted VAT is later recovered by Licensee or an Affiliate, Licensee will reimburse Agenus within [**] of recovery for the deducted amount. In the event that any VAT is owed in any jurisdiction in respect of any such payment, Agenus will provide to Licensee tax invoices showing the correct amount of VAT in respect of such payments hereunder.

8.12.2Withholding Tax Matters. If Licensee is required to make a payment to Agenus subject to a deduction of tax or withholding tax, then the sum payable by Licensee (in respect of which such deduction or withholding is required to be made) will be made to Agenus [**] deduction of the amount required to be so deducted or withheld, which deducted or withheld amount will be paid to the applicable Governmental Authority in accordance with Applicable Law. [**].

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

8.12.3[**]

8.12.4Tax Cooperation. To the extent Licensee is required to deduct and withhold taxes on any payments to Agenus, Licensee will pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to Agenus an official tax certificate or other evidence of such withholding sufficient to enable Agenus to claim such payments of taxes. Licensee agrees to cooperate with Agenus in claiming refunds or exemptions from, or reductions in, such deductions or withholdings under any Applicable Law or treaty to ensure that any amounts required to be withheld pursuant to this Section 8.12 (Taxes and Withholding) are reduced to the fullest extent permitted by Applicable Law or treaty. In addition, the Parties shall cooperate to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes) in connection with this Agreement, as applicable.

8.13Currency Conversion. All payments hereunder will be made in Dollars. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), any amount expressed in a foreign currency will be converted into Dollars in a manner consistent with such Party’s normal practices used to prepare its audited financial statements for external reporting purposes, in accordance with GAAP, consistently applied, or by using a reputable source such as the Wall Street Journal or Reuters, at the paying Party’s discretion.

8.14General Payment Procedures. Unless otherwise expressly payable in certain time frames as provided in this Agreement, the receiving Party will invoice the paying Party for all amounts due to such receiving Party under this Agreement, and such payments will be made [**] following the receipt by the paying Party of an invoice from the receiving Party specifying the amount due. All milestone payments under this Agreement will be paid by a U.S. entity from a bank account domiciled in the U.S. and made in Dollars.

8.15Late Payments. Any amount required to be paid by a Party hereunder that is not paid on the date due will accrue interest at an annual rate of [**] above the prime rate as published by Citibank, N.A., New York, New York, or any successor thereto, at 12:01 a.m. on the first day of each [**] in which such payments are overdue, (or the maximum legal interest rate allowed by Applicable Law, if less) from and after such date calculated on the number of days such payment is late and the late Party will be responsible for reasonable legal fees and expenses incurred by the other Party in connection with the collection thereof.

8.16Records; Audits. Each Party and its Related Parties will keep full, true, and accurate records and books of account containing all particulars that may be necessary for the purpose of confirming the accuracy of, and calculating, as applicable: (a) in the case of Agenus as the Auditing Party, [**]; and (b) in the case of Licensee as the Auditing Party, [**], in each case ((a) and (b)), and any other records reasonably required to be maintained with respect to the Audited Party’s obligations under this Agreement, during the Term and for [**] thereafter or such longer period as required by Applicable Law. Each Party will have a right to request an audit of the other Party in order to confirm the accuracy of the foregoing as provided in this Section 8.16 (Records; Audits) (an “Audit”); provided, however, that each Party will only have the right to request such Audit [**] during any given Calendar Year and [**], and may only Audit the records

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

or books during the [**] period immediately prior to the date of such Audit. Upon the written request by a Party to Audit the other Party, the Auditing Party will engage an independent, internationally recognized accounting firm reasonably acceptable to the Audited Party to perform a review as is reasonably necessary to enable such accounting firm to calculate or otherwise confirm the accuracy of: (i) in the case of Agenus as the Auditing Party, [**]; and (ii) in the case of Licensee as the Auditing Party, [**], in each case ((i) and (ii)), for the Calendar Year(s) requested by the Auditing Party; provided that (1) such accounting firm will be given access to, and will be permitted to examine and copy such books and records of the Audited Party upon [**] prior written notice to the Audited Party, and at all reasonable times on Business Days, (2) prior to any such examination taking place, such accounting firm will enter into a confidentiality agreement with the Audited Party reasonably acceptable to the Audited Party in order to keep all information and data contained in such books and records strictly confidential and only use the same for the purpose of the reviews, preparation of any audit reports or findings, or calculations that they need to perform in order to determine any amounts being reviewed, and (3) such accounting firm will use reasonable efforts to minimize any disruption to the Audited Party’s business. The Audited Party will make personnel reasonably available during regular business hours to answer queries on all such books and records to the extent required for the purpose of the Audit. The accounting firm will deliver a copy of their findings to each of the Parties within [**] of the completion of the review, and, unless the Audited Party invokes the dispute resolution mechanism set forth in Section 15.1 (Disputes) within [**] of the Audited Party’s receipt of such finding, the findings of such accounting firm will be final and binding on each of the Parties. Any undisputed underpayments by the Audited Party will be paid to the Auditing Party within [**] of notification of the results of such Audit. Any undisputed overpayments made by the Audited Party will be refunded by the Auditing Party within [**] of notification of the results of such Audit. The cost of the accounting firm will be the responsibility of the Auditing Party unless the accounting firm’s calculation shows that the actual Royalty Payments payable, Net Sales, Agenus Co-Funding Share, Agenus GDP Trial Costs or any other applicable amount audited hereunder (as applicable) to be different, by more than [**], than the amounts as paid or reported by Audited Party for the period subject to the Audit, in which case, the Audited Party will reimburse the Auditing Party for the cost of the Audit.

ARTICLE 9
INTELLECTUAL PROPERTY MATTERS

9.1Ownership.

9.1.1Background Technology. As between the Parties, and except with respect to any Arising Technology, which is addressed in Section 9.1.2 (Arising Technology): (a) Agenus will retain all rights, title, and interest in and to any Patent, Know-How, and other intellectual property right owned or controlled by Agenus or any of its Related Parties as of the Effective Date or generated or obtained by or on behalf of Agenus or any of its Related Parties during the Term outside of the scope of performance of activities under this Agreement, and (b) Licensee will retain all rights, title, and interest in and to any Patent, Know-How, and other intellectual property right owned or controlled by Licensee or any of its Related Parties as of the Effective Date or generated or obtained by or on behalf of Licensee or any of its Related Parties during the Term outside of the scope of performance of activities under this Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

9.1.2Arising Technology.

(a)“Arising Know-How” means any and all Know-How (including, for clarity, all Inventions and data) developed, created, conceived, or reduced to practice during the Term solely by or on behalf of a Party or any of its Affiliates or jointly by or on behalf of Agenus or any of its Related Parties and Licensee or any of its Related Parties in the performance of activities under this Agreement. “Arising Patent” means any Patent claiming any such Arising Know-How. “Arising Technology” means the Arising Know-How and Arising Patents, with inventorship being determined in accordance with United States patent laws (regardless of where the applicable activities occurred). Arising Know-How invented solely by or on behalf of Agenus or any of its Affiliates, excluding any [**] (collectively, the “Agenus Arising Know-How”), and all Arising Patents claiming any such Agenus Arising Know-How (the “Agenus Arising Patents”) will be solely owned by Agenus or any of its Affiliates (the Agenus Arising Know-How and Agenus Arising Patents collectively, “Agenus Arising Technology”). Arising Know-How invented solely by or on behalf of Licensee or any of its Affiliates and [**] (collectively, the “Licensee Arising Know-How”), and all Arising Patents claiming any Licensee Arising Know-How (the “Licensee Arising Patents”) will be solely owned by Licensee or any of its Related Parties (the Licensee Arising Know-How and Licensee Arising Patents collectively, the “Licensee Arising Technology”). Arising Technology invented jointly by or on behalf of Agenus or any of its Related Parties and Licensee or any of its Related Parties (“Joint Arising Know-How”), and all Arising Patents claiming any such Joint Arising Know-How (the “Joint Arising Patents”) will be jointly owned by both Parties (Joint Arising Know-How and the Joint Arising Patents are together, the “Joint Arising Technology”).

(b)Agenus will disclose to Licensee any Agenus Arising Technology that is Agenus Technology promptly upon Licensee’s request (but not more than once per [**]) to the extent it has not been previously disclosed to Licensee under this Section 9.1.2(b). Licensee will disclose to Agenus any Licensee Arising Technology that is Licensee Technology, to the extent it has not been previously disclosed to Agenus and to the extent it is necessary for Licensee to conduct any Agenus GDP Trial. Each Party will require its Affiliates, and all of its or its Affiliates’ employees, subcontractors, consultants or agents involved in the Exploitation of Licensed Antibodies or Licensed Products to assign all of its or their right, title and interest in or to any Arising Technology to it or such Affiliates; provided that the foregoing obligation does not extend to [**]; provided further that, each Party shall ensure that [**]. Each Party will, and will cause its Affiliates and all of its or its Affiliates’ employees, licensees, sublicensees, independent contractors and agents involved in the Exploitation of the Licensed Antibodies or Licensed Products to cooperate and take all additional actions and to execute such agreements, instruments and documents as may be reasonably required to perfect the other Party’s right, title and interest in and to Arising Technology.

(c)Each Party will have an undivided one-half (1/2) interest in and to the Joint Arising Technology. Each Party will exercise its ownership rights in and to such Joint Arising Technology, including the right to license and sublicense or otherwise to exploit, transfer, or encumber its ownership interest, without [**], but subject to [**]. At the reasonable written request of a Party, the other Party will in writing grant such consents and confirm that no such [**] is required to effect the foregoing regarding Joint Arising Technology. Each Party, for itself and

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

on behalf of any of its Related Parties, and employees, subcontractors, consultants, and agents of any of the foregoing, hereby assigns (and to the extent such assignment can only be made in the future hereby agrees to assign), to the other Party a joint and undivided interest in and to all Joint Arising Technology, to the extent required to give effect to the other Party’s joint ownership rights in such Joint Arising Technology in accordance with the first sentence of this Section 9.1.2(c). [**].

9.2Prosecution and Maintenance.

9.2.1Product-Specific Licensed Patents.

(a)[**] First Right. [**] will have the first right, responsibility, and discretion to Prosecute all Product-Specific Licensed Patents at its sole cost and expense.

(b)Abandonment. [**] may in its sole discretion elect to discontinue Prosecution of a Product-Specific Licensed Patent in any country, on a Patent-by-Patent basis. [**] will give [**] prompt notice at least [**] prior to the deadline for the next filing, office action, or payment with the relevant patent office, if [**] elects to discontinue Prosecution of any Product-Specific Licensed Patent or any other action with respect to any Product-Specific Licensed Patent, or declines to pay costs for the Prosecution of a Product-Specific Licensed Patent in any country. [**] will have the option, but not the obligation, to assume control of such Prosecution at its own expense. In the event [**] assumes control of the Prosecution of any Product-Specific Licensed Patent, then [**] will (i) provide [**] with copies of any relevant communications, filings, drafts, and documents, as well as written notice of any pending deadlines or communications applicable thereto, (ii) execute and deliver any legal papers reasonably requested by [**] to effectuate transfer of control of the Prosecution of such Product-Specific Licensed Patents, and (iii) notwithstanding Section 9.2.1(c) (Cooperation), [**] will (A) regularly and promptly provide [**] with copies of all Product-Specific Licensed Patents and other material submissions and correspondence with Governmental Authorities concerning such Product-Specific Licensed Patents in sufficient time to allow for review and comment by [**]; and (B) provide [**] and its patent counsel with an opportunity to consult with [**] and its patent counsel regarding the filing and contents of any such application, amendment, submission, or response, and the advice and suggestions of [**] and its patent counsel will be considered by [**] in good faith, and [**] shall have the final decision making authority with respect to the filing and contents of any such application, amendment, submission or response.

(c)Cooperation. [**] will determine the overall strategy for the Prosecution of the Product-Specific Licensed Patents, provided that [**] shall consult with [**] regarding such overall strategy and consider [**] comments with respect thereto in good faith. [**] will keep [**] informed of the status of all material actions taken with respect to the Prosecution of the Product-Specific Licensed Patents, and in particular, will (i) regularly and promptly provide [**] with copies of all Product-Specific Licensed Patents and other material submissions and correspondence with Governmental Authorities concerning such Product-Specific Licensed Patents in sufficient time to allow for review and comment by [**]; and (ii) provide [**] and its patent counsel with an opportunity to consult with [**] and its patent counsel regarding the filing and contents of any such application, amendment, submission, or response, and the advice and

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

suggestions of [**] and its patent counsel will be considered by [**] in good faith, and [**] shall have the final decision making authority with respect to the filing and contents of such application, amendment, submission or response.

9.2.2Agenus FC Platform Patents. [**] will have the sole right and discretion to Prosecute all Agenus FC Platform Patents at its sole cost and expense. [**] will keep [**] informed of the status of all material actions taken with respect to the Agenus FC Platform Patents, and in particular, will (a) regularly and promptly provide [**] with copies of all Agenus FC Platform Patents and other material submissions and correspondence with Governmental Authorities concerning such Agenus FC Platform Patents in sufficient time to allow for review and comment by [**], and (b) provide [**] and its patent counsel with an opportunity to consult with [**] and its patent counsel regarding the filing and contents of any such application, amendment, submission, or response, and the advice and suggestions of [**] and its patent counsel will be considered by [**] in good faith, and [**] shall have the final decision making authority with respect to the filing and contents of such application, amendment, submission or response.

9.3Notice. Each Party will promptly provide written notice to the other Party reasonably detailing any known or alleged infringement of any Agenus Patent or if it receives notice of a Patent Challenge with respect to any Agenus Patent.

9.4Enforcement of Intellectual Property Rights.

9.4.1[**] First Right.

(a)[**] or any of its Related Parties will have the first right to: (i) institute and direct legal proceedings against any Third Party believed to be infringing, misappropriating, or otherwise violating any Product-Specific Licensed Patent or Product-Specific Know-How; and (ii) defend the Product-Specific Licensed Patents from any claim of, invalidity or unenforceability in connection therewith.

(b)If [**] or any of its Related Parties does not undertake efforts to abate such violation of intellectual property rights or respond to such claim of invalidity or unenforceability, including commencement of a lawsuit against the accused person if necessary, within [**] after receiving notice of such infringement of such Product-Specific Licensed Patent or misappropriation or violation of such Product-Specific Know-How, then, upon [**] prior written consent with respect to any Product-Specific Licensed Patent, not to be unreasonably conditioned, withheld or delayed, [**] will be entitled (but will not be obligated) to take all actions reasonably necessary to abate such violation or respond to such claim, including commencement of a lawsuit against the accused person if necessary. [**] will keep [**] informed of the status of all material actions taken with respect to such proceedings, including providing [**] copies of material correspondence, submissions and other documents with respect to such proceedings, and shall consider in good faith the comments of [**] and its patent counsel with respect to such actions, and [**] shall have the final decision making authority with respect to the conduct of such proceedings.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

9.4.2[**] Sole Right. Except as otherwise provided in this Section 9.4.2 ([**] Sole Right), [**] will have the sole right and discretion to institute and direct legal proceedings against any Third Party believed to be infringing, misappropriating, or otherwise violating any Agenus FC Platform Patent or Agenus Know-How that is not Product-Specific Know-How, and to defend the Agenus FC Platform Patents from any claim of, invalidity or unenforceability in connection therewith. [**] will keep [**] informed of the status of all material actions taken with respect to such proceedings, including providing [**] copies of material correspondence, submissions and other documents with respect to such proceedings, and shall consider in good faith the comments of [**] and its patent counsel with respect to such actions, and [**] shall have the final decision making authority with respect to the conduct of such proceedings. In addition, and notwithstanding the foregoing or anything else herein, in the event that a Third Party is believed to be infringing any Agenus FC Platform Patent in a country in the Territory, and [**], then [**] may notify [**] in writing, and [**]. [**] will consider [**] concerns with respect to such potential Third Party infringement in good faith, and [**] will consider [**] concerns with enforcing such Agenus FC Platform Patent against such Third Party in good faith. If the Agenus FC Platform Patents are [**], then [**].

9.4.3Proceeds. All amounts recovered from enforcement of any such rights by an enforcing Party relating to such intellectual property licensed under this Agreement will be first used to reimburse each Party’s reasonable out-of-pocket costs and expenses incurred in connection with such action, and any remainder of such recovery will be [**]. The Parties will keep each other informed of the status of, and of their respective activities regarding, any enforcement action pursuant to this Section 9.4 (Enforcement of Intellectual Property Rights).

9.5Cooperation in Enforcement Proceedings. For any action by a Party pursuant to Section 9.4 (Enforcement of Intellectual Property Rights), in the event that such Party is unable to initiate or prosecute such action solely in its own name, the other Party or its Affiliates, as applicable, will join such action voluntarily and will execute all documents necessary for such Party to initiate, prosecute, and maintain such action; provided that such Party shall reimburse the other Party or its Affiliates all reasonable costs and expenses, including any adverse awards of costs against the other Party, incurred as a result of the joining of such action. If either Party initiates an enforcement action pursuant to Section 9.4 (Enforcement of Intellectual Property Rights), then, at such Party’s request, the other Party will cooperate to the extent reasonably necessary and at the first Party’s sole expense for reasonable, out-of-pocket costs (except for the expenses of the non-controlling Party’s counsel, if any). Upon the reasonable request of the Party instituting any such action, such other Party will join the suit and may be represented in any such legal proceedings using counsel of its own choice at its own expense. Each Party will, if possible, assert and not waive the joint defense privilege with respect to all communications between the Parties reasonably the subject thereof with respect to any such action.

9.6Defense.

9.6.1Notice of Allegations. Each Party will notify the other Party in writing of any allegations it receives from a Third Party alleging that the Manufacture, production, use, Development, Commercialization, sale, or distribution of a Licensed Product or any technology or intellectual property licensed under this Agreement infringes, misappropriates, or otherwise

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

violates the intellectual property rights of such Third Party. The applicable Party will provide such notice to the other Party promptly, but in no event after more than [**] following receipt of such allegations.

9.6.2Litigation. In the event that a Party receives notice that it or any of its Affiliates or Sublicensees have been individually named as a defendant in a legal proceeding by a Third Party alleging infringement, misappropriation, or other violation of a Third Party’s Patents or other intellectual property right as a result of the Manufacture, production, use, Development, Commercialization, sale, or distribution of a Licensed Product or any technology or intellectual property licensed under this Agreement, such Party will immediately notify the other Party in writing within [**] after the receipt of such notice. Such written notice will include a copy of any summons or complaint (or the equivalent thereof) received regarding the foregoing. Each Party will, if possible, assert and not waive the joint defense privilege with respect to all communications between the Parties with respect to such legal proceeding. In such event, the Parties will use reasonable efforts to agree how best to mitigate or control the defense of any such legal proceeding; provided, however, [**] or any of its Related Parties will have the right, but not the obligation, to assume the primary responsibility for the conduct of the defense of any such claim at its expense. [**] will have the right, but not the obligation, to participate and be separately represented in any such suit at its sole option and at its own expense. [**] will reasonably cooperate with [**] or any of its Related Parties. If a Party or any of its Affiliates have been individually named as a defendant in a legal proceeding relating to the alleged infringement, misappropriation, or other violation of a Third Party’s Patents or other intellectual property right as a result of the Manufacture, production, use, Development, sale, or distribution of a Licensed Product, the other Party will be allowed to join in such action, at its own expense.

9.6.3Information Exchange. The Parties will keep each other informed of the status of and of their respective activities regarding any infringement litigation initiated by a Third Party concerning the Manufacture, production, use, Development, Commercialization, sale, or distribution of a Licensed Product or settlement thereof.

9.6.4Actions for Infringement; Injunction. Notwithstanding anything to the contrary in Section 9.4 (Enforcement of Intellectual Property Rights), [**] will have the right to bring an action for infringement of the Agenus Patents (other than the Agenus FC Platform Patents, except [**]) under Section 351(l)(6) of the PHSA following the agreement on a list of Patents for litigation under Section 351(l)(4) or exchange of patent lists pursuant to Section 351(l)(5)(B) of such act, or as required following any equivalent or similar certification or notice in any other country. The Parties’ rights and obligations with respect to the foregoing legal actions, as well as any patent litigation that will proceed outside of Section 351(l)(6) of the PHSA, will be as set forth in Section 9.4 (Enforcement of Intellectual Property Rights) through Section 9.6 (Defense); provided that within [**] of reaching agreement on a list of Patents for litigation under Section 351(l)(4) or exchange of patent lists pursuant to Section 351(l)(5)(B), [**] will notify [**] as to whether or not it elects to prosecute such infringement. Without limiting the foregoing, each Party will, within [**], notify the other Party in writing if it becomes aware of the submission by a Third Party to a Regulatory Authority of a Biosimilar Application, including if such Party receives a copy of the Biosimilar Application or notice of commercial marketing provided by such Third Party applicant for such Biosimilar Application pursuant to Section 351(l)(8)(A) of the PHSA, or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

any equivalent or similar certification or notice in any other country. Each Party that is permitted under Applicable Law to obtain a copy of the Biosimilar Application and related confidential information (including in accordance with Section 351(l)(1)(B)(iii) of the PHSA) shall seek and obtain such information and to the extent permissible under Applicable Law provide copies of such Biosimilar Application and related confidential information to the other Party at [**] cost. As permitted by Applicable Law, [**] shall provide information regarding any Product-Specific Licensed Patent or any other patent that should be listed pursuant to Section 351(l)(1)(3)(A) or Section 351(l)(7) of the PHSA. Upon [**] request, and at [**] cost, [**] shall assist in seeking an injunction against any commercial marketing by the filer of a Biosimilar Application as permitted pursuant to Section 351(l)(8)(B) of the PHSA or in filing an action for infringement or declaratory judgment under Section 351(l)(9) of the PHSA against the filer of such Biosimilar Application. The Parties recognize that procedures other than those set forth above may apply with respect to applications for Biosimilar Products. In the event that the Parties determine that certain provisions of Applicable Law in any relevant country apply to actions taken by the Parties with respect to applications for Biosimilar Products in such country, the Parties shall, at [**] cost, comply with any such Applicable Law in such country (and any relevant and reasonable procedures established by the Parties) in exercising their rights and obligations with respect to applications for Biosimilar Products under this Section 9.6.4 (Actions for Infringement; Injunction), and shall notify each other of any actions taken to comply with any such Applicable Law in such country. The Party that does not control the actions contemplated by this Section 9.6.4 (Actions for Infringement; Injunction) shall cooperate with the controlling Party in implementing any decisions that the controlling Party elects to take pursuant to this Section 9.6.4 (Actions for Infringement; Injunction). In addition, and notwithstanding the foregoing or anything else herein, in the event that following agreement on a list of Patents for litigation under Section 351(l)(4) the PHSA or exchange of patent lists pursuant to Section 351(1)(5)(B) of such act, [**], then [**] may notify [**] in writing, and the Parties will discuss whether and how [**] will [**], [**] will consider [**] concerns with respect to such infringement action in good faith. If [**], then [**].

9.6.5Trademarks.

(a)Licensed Product Trademarks. [**] shall be solely responsible for the selection (including the creation, searching and clearing), registration, maintenance, policing and enforcement of all trademarks, trade dress, advertising taglines or slogans developed for use in connection with the marketing, sale or distribution of Licensed Antibodies and Licensed Products in the Field in the Territory (the “Product Marks”). As between the Parties, [**] shall own all Product Marks, and all trademark registrations for said marks and all goodwill with respect thereto.

(b)Use of Name. Neither Party shall, without the other Party’s prior written consent, use any trademarks or other marks of the other Party (including the other Party’s corporate name), trademarks, advertising taglines or slogans confusingly similar thereto, in connection with such Party’s marketing or promotion of Licensed Antibodies or Licensed Products under this Agreement or for any other purpose, except as may be expressly authorized in writing in connection with activities under this Agreement and except to the extent required to comply with Applicable Law; provided that [**] shall be permitted to use [**] name, trademark, and logo in [**] corporate presentation materials and on its website, solely for the purpose of [**] and

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

provided that such use is in accordance with [**] trademark use guidelines as provided by [**] to [**] in writing from time to time.

(c)Further Actions. Each Party shall, at [**] cost, upon the reasonable request of the other Party, provide such assistance and execute such documents as are reasonably necessary for such Party to exercise its rights or perform its obligations pursuant to this Section 9.6.5 (Trademarks); provided, however, that neither Party shall be required to take any action pursuant to this Section 9.6.5 (Trademarks) that such Party reasonably determines in its sole judgment and discretion conflicts with or violates any applicable court or government order or decree or Applicable Law.

9.7Patent Challenge. Agenus will be permitted to terminate this Agreement upon [**] written notice to Licensee, if Licensee or any of its Related Parties, directly or indirectly, initiates, files, maintains, or otherwise makes any Patent Challenge with respect to any Agenus Patent, unless (a) [**], (b) [**], or (c) [**].

ARTICLE 10
REPRESENTATIONS, WARRANTIES AND COVENANTS; COMPLIANCE

10.1Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows, as of the Execution Date and the Effective Date:

10.1.1Corporate Existence and Power. It is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder.

10.1.2Authority and Binding Agreement. (a) It has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, (b) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and (c) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms, except as enforcement may be affected by bankruptcy, insolvency, or other similar laws and by general principles of equity.

10.1.3No Conflicts. The execution, delivery, and performance of this Agreement by it does not (a) conflict with any agreement, instrument, or understanding, oral or written, to which it is a party and by which it may be bound or (b) violate any Applicable Law.

10.1.4All Consents and Approvals Obtained. Except with respect to Regulatory Approvals and Pricing Approvals for the Development, Manufacturing or Commercialization of the Licensed Products or as otherwise described in this Agreement, (a) all necessary consents, approvals and authorizations of, and (b) all notices to, and filings by such Party with, in either case ((a) or (b)), all Governmental Authorities and other Persons required to be obtained or provided

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

by such Party as of the Execution Date or the Effective Date, as applicable, in connection with the execution, delivery, and performance of this Agreement have been obtained and provided, except for those approvals, if any, not required as of the Execution Date or the Effective Date, as applicable.

10.1.5No Litigation. There is no action or proceeding pending or, to the knowledge of such Party, threatened, that could reasonably be expected to impair or delay the ability of such Party to perform its obligations under this Agreement.

10.1.6Debarment. Neither such Party, nor any Affiliate of such Party, has been debarred by any Regulatory Authority, including under Section 306 of the FD&C Act (or similar Applicable Law outside of the U.S.), is under investigation for debarment action by any Regulatory Authority, has been disqualified as an investigator pursuant to Section 306 of the FD&C Act (or similar Applicable Law outside of the U.S.), has a disqualification hearing pending, or is currently employing or using any Person that has been so debarred or disqualified by any Regulatory Authority to perform any of such Party’s obligations under this Agreement.

10.2Additional Representations, Warranties and Covenants of Agenus. Agenus hereby represents and warrants to Licensee as of the Execution Date except as set forth in the Execution Date Disclosure Schedules and as of the Effective Date except as set forth in the Effective Date Disclosure Schedules and covenants to Licensee during the Term the following additional representations, warranties and covenants as set forth below. No disclosure made by Agenus in the Effective Date Disclosure Schedules shall be deemed to amend or supplement the Execution Date Disclosure Schedules for any purpose under hereunder, including for purposes of this Section 10.2 (Additional Representations, Warranties and Covenants of Agenus) or the indemnification provisions in Section 11.1 (Indemnification by Agenus). For the avoidance of doubt, a disclosure made by Agenus in the Effective Date Disclosure Schedules may not cure a deficiency in the Execution Date Disclosure Schedules. Agenus acknowledges and agrees that any disclosure made in the Effective Date Disclosure Schedules cannot cure a breach of any covenant or obligation of Agenus hereunder this Agreement, and no such disclosure that relates to or reflects any such breach by Agenus shall be deemed to qualify under any representation or warranty hereunder.

10.2.1Title to Agenus Patents and Agenus Know-How. Agenus is the [**] owner of, or has all licenses and rights necessary to, the Agenus Patents and Agenus Know-How to [**], free and clear of any [**] that do not adversely affect or diminish Agenus’ ability to [**]. Neither Agenus nor any of its Affiliates has [**] with respect to, or otherwise [**] in or to (a) any [**], in each case, [**] or (b) any [**] that would be an [**], as applicable, but for [**]. Without limiting the foregoing, Agenus and its Affiliates have obtained from [**] [**] assignments that vest in Agenus or its applicable Affiliate [**], either [**]. Neither Agenus nor any of its Affiliates has received written notice of [**].

10.2.2Scheduled Agenus Patents. Schedule 1.13 (Agenus Patents) sets forth a [**] list of all Agenus Patents, as they exist as of the Execution Date. [**].

10.2.3[**].

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

10.2.4[**]

10.2.5[**]

10.2.6Proceedings. Neither Agenus nor any of its Affiliates, nor, to the knowledge of Agenus, its subcontractors, has received written notice of any proceedings pending before or threatened by any Regulatory Authority with respect to [**].

10.2.7[**]

10.2.8[**]

10.2.9[**]

10.2.10No Conflicting Grants. Neither Agenus nor any of its Affiliates has granted, and Agenus will not grant and will cause its Affiliates not to grant, any Affiliate (with respect to Agenus) or Third Party [**] rights [**] that would [**]. Agenus and its Affiliates are not a party to any [**] agreements or arrangements with Third Parties (a) relating to [**] that would (i) [**], or (ii) [**] or (b) [**], any [**], with respect to any [**], is [**] to [**] any [**] in [**].

10.2.11Related Agreements. Schedule 10.2.11 (Related Agreements) sets forth a [**] list of all Third Party License Agreements and any other [**], entered into by Agenus or any of its Affiliates that relate to [**] of any [**], excluding [**]. Agenus has provided Licensee [**] copies of all such agreements; provided that such copies may have been redacted with respect to financial and other sensitive terms that are not applicable to Agenus’ obligations or Licensee’s rights hereunder.

10.2.12Third Party License Agreements. (a) The licenses granted to Agenus or its Affiliates in the Third Party License Agreements are [**] and, by their terms, are [**], (b) Agenus or its Affiliate, if applicable, [**] under any of the Third Party License Agreements that would [**], nor, [**], is any counterparty thereto [**], (c) neither Agenus nor any of its Affiliates has received [**], (d) [**], no facts or circumstances exist that would reasonably be expected to give rise to [**] and (e) the [**] of [**] does not [**].

10.2.13[**]

10.2.14[**]

10.2.15Disclosure of [**]. Agenus has made available to Licensee for review [**] included in [**] for Licensee to assess [**] or [**], and all such [**] is [**].

10.2.16[**]

10.2.17[**]

10.2.18[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

10.2.19[**]

10.2.20[**]

10.2.21Execution Date Covenant. During the period from the Execution Date until the Effective Date, neither Agenus nor [**], shall commit any act or permit the occurrence of any omission that, if such act had been committed or such omission had occurred prior to the Execution Date, would have caused [**] as of the Execution Date.

10.3Additional Representations, Warranties and Covenants of Licensee. Licensee hereby represents and warrants to Agenus as of the Effective Date and covenants to Agenus during the Term that:

10.3.1Compliance. In the performance of this Agreement, or the exercise of any rights obtained hereunder, Licensee will comply with and will cause its Related Parties to materially comply with, all Applicable Laws now or hereafter in effect.

10.4Covenants by the Parties.

10.4.1Compliance with Anti-Corruption Laws. In connection with this Agreement, each Party has complied and will comply with all Applicable Law and industry codes dealing with government procurement, conflicts of interest, corruption or bribery, including, if applicable, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and any laws enacted to implement the Organization of Economic Cooperation and Development Convention on Combating Bribery of Foreign Officials in International Business Transactions.

10.4.2Prohibited Conduct. In connection with this Agreement, neither Party has made, offered, given, promised to give, or authorized, and during the Term neither Party will make, offer, give, promise to give, or authorize, any bribe, kickback, donation [**], payment or transfer of anything of value, directly or indirectly, to any person (including healthcare professionals, hospitals, hospital services or departments or healthcare organizations) or to any Government Official for the purpose of: (a) improperly influencing any act or decision of the person or Government Official; (b) inducing the person or Government Official to do or omit to do an act in violation of a lawful or otherwise required duty; (c) corruptly obtaining or retaining business; (d) securing any improper advantage; (e) inducing the person or Government Official to improperly influence the act or decision of any organization, including any government or government instrumentality to assist Licensee or Agenus in obtaining or retaining business; or (f) engaging in any act that might cause a reasonable person to infer that Licensee or Agenus is making improper payments to any person or Government Official.

10.4.3Notifications and Requests for Information. Each Party will notify the other Party of any violations of this Section 10.4 (Covenants by the Parties) by any of the Party’s employees, subcontractors, consultants, and agents as soon as reasonably practicable (in any event, within [**]) after discovering and reasonably confirming any incident or violation being reported to or identified by the applicable Party. Each Party will  to comply with requests for disclosure of information, including answering questionnaires and narrowly tailored audit inquiries, to enable

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

the other Party to ensure compliance with all Applicable Law, including anti-corruption laws, related to the subject matter of this Agreement.

10.4.4Cooperation in Investigation. Each Party agrees to cooperate in good faith to investigate the extent of any potential violations of Applicable Law in connection with this Agreement.

10.4.5Nondisparagement. Each Party shall not, and shall not permit its employees, officers, or directors to, intentionally disparage, defame or discredit the other Party to Third Parties.

10.5No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL IMPLIED REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

ARTICLE 11
INDEMNIFICATION

11.1Indemnification by Agenus. Agenus shall indemnify, defend, and hold Licensee, its Affiliates, and its and their respective directors, officers, agents, and employees (collectively, the “Licensee Indemnitees”) harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising in connection with any and all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, or injunctions by a Third Party (each a “Claim”) to the extent resulting or otherwise arising from (a) [**], (b) [**], (c) [**]; or (d) [**] (i) [**] or (ii) [**] (A) in each case ((a) through (d)), [**] or (B) [**].

11.2Indemnification by Licensee. Licensee shall indemnify, defend and hold Agenus, its Affiliates, its and their respective directors, agents and employees (collectively, the “Agenus Indemnitees”) harmless from and against any and all Losses arising in connection with any and all Claims to the extent resulting or otherwise arising from (a) [**], (b) [**], or (c) [**] (A) in each case ((a) through (c)), [**] or (B) [**].

11.3Indemnification Procedures.

11.3.1General. A Party believing that it or any other Agenus Indemnitee or Licensee Indemnitee, as applicable, is entitled to indemnification under, as applicable, Section 11.1 (Indemnification by Agenus) or Section 11.2 (Indemnification by Licensee) (an “Indemnified Party”) will give prompt written notification to the other Party (the “Indemnifying Party”) of the commencement of any Claim for which indemnification may be sought or, if earlier,

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

upon the assertion of any such Claim by a Third Party (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Claim as provided in this Section 11.3.1 (Indemnification Procedures; General) will not relieve the Indemnifying Party of its indemnification obligation under this Agreement, except and only to the extent that, such Indemnifying Party is actually materially prejudiced as a result of such failure to give notice). Within [**] after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Claim with counsel reasonably satisfactory to the Indemnified Party; provided that if a Party believes that a Claim presented to it for indemnification is one as to which the Party seeking indemnification is not entitled to indemnification under, as applicable, Section 11.1 (Indemnification by Agenus) or Section 11.2 (Indemnification by Licensee), then it will so notify the Party seeking indemnification and shall not be so entitled to assume the defense of such Claim. Nothing in this Section 11.3.1 (Indemnification Procedures; General) shall override [**].

11.3.2Defense. If the Indemnifying Party elects to assume the defense of such Claim, the Indemnified Party and any other Agenus Indemnitee or Licensee Indemnitee, as applicable, may participate in such defense at its own expense; provided that if the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party or any other Agenus Indemnitee or Licensee Indemnitee, as applicable, have conflicting interests with respect to such Claim under Applicable Law or ethical rules, then the Indemnifying Party will be responsible for the reasonable fees and expenses of counsel to the Indemnified Party or any other Agenus Indemnitee or Licensee Indemnitee, as applicable, solely in connection therewith.

11.3.3Cooperation. The Indemnifying Party will keep the Indemnified Party advised of the status of such Claim and the defense thereof and will consider recommendations made by the Indemnified Party with respect thereto. The Indemnified Party shall, and shall cause or any other Agenus Indemnitee or Licensee Indemnitee, as applicable, to, reasonably cooperate with the Indemnifying Party in its defense of any claim for which the Indemnifying Party has assumed the defense.

11.3.4Settlement. The Indemnified Party will not, and will cause any other Agenus Indemnitee or Licensee Indemnitee, as applicable, not to, agree to any settlement of such Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably conditioned, withheld or delayed. The Indemnifying Party will not agree to any settlement of such Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party and any other Agenus Indemnitee or Licensee Indemnitee, as applicable, from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party or any other Agenus Indemnitee or Licensee Indemnitee, as applicable, or adversely affects the Indemnified Party or any other Agenus Indemnitee or Licensee Indemnitee, as applicable, in each case, without the prior written consent of the Indemnified Party, which consent will not be unreasonably conditioned, withheld or delayed.

11.4Insurance.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

11.4.1[**] shall maintain a program of self-insurance sufficient to satisfy its obligations hereunder.

11.4.2[**] shall procure and maintain commercially reasonable levels of insurance or other adequate or commercially reasonable forms of protection to satisfy its obligations under this Agreement (including its indemnification obligations and any obligations with respect to Development of Licensed Antibodies or Licensed Products under this Agreement). [**] will provide [**] with written evidence of such insurance prior to commencement of this Agreement and upon expiration of any one coverage. [**] will provide [**] with written notice at least [**] prior to the cancellation, nonrenewal, or material change in such insurance that materially adversely affects the rights of [**] hereunder.

11.4.3It is understood that such insurance or other protection will not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 11 (Indemnification) or other obligations under this Agreement.

ARTICLE 12
CONFIDENTIALITY

12.1Confidential Information.

12.1.1During the Term and for a period of [**] thereafter, each Party receiving Confidential Information of the other Party will (a) maintain in confidence such Confidential Information at least to the same extent such Party maintains its own proprietary information of similar kind and value (which shall be no less than a reasonable standard), (b) not disclose such Confidential Information to any Third Party without the prior written consent of the other Party, except as otherwise expressly permitted below, and (c) not use such Confidential Information for any purpose except those permitted by this Agreement. As used herein, “Confidential Information” means all Know-How and other information and materials received by either Party from or on behalf of the other Party or its Affiliates pursuant to this Agreement; provided that, notwithstanding the foregoing, (x) (i) the Licensee Arising Know-How and [**] and (ii) all Regulatory Materials and Regulatory Data, which are owned or Controlled by Licensee or any of its Affiliates, related to any Licensed Product in the Field, in each case ((i) and (ii)), will be the Confidential Information of Licensee, and Licensee shall constitute the disclosing Party and Agenus the receiving Party with respect thereto, (y) (1) the Agenus Know-How, (2) Agenus Arising Know-How and (3) all Regulatory Materials and Regulatory Data, which are owned or Controlled by Agenus or any of its Affiliates, related to any Licensed Product in the Field, in each case ((1) through (3)) will be the Confidential Information of Agenus, and Agenus shall constitute the disclosing Party and Licensee the receiving Party with respect thereto, and (z) the Joint Arising Know-How and the terms of this Agreement will be the Confidential Information of each Party, and each Party shall be deemed the disclosing Party and the receiving Party with respect thereto. The foregoing obligations and the other obligations set forth in this Section 12.1 (Confidential Information) will not apply with respect to any portion of such Confidential Information that, that the receiving Party can demonstrate by contemporaneous tangible records or other competent proof:

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

(a)is publicly disclosed by the disclosing Party, either before or after it becomes known to the receiving Party;

(b)was known to the receiving Party or any or its Affiliates, without any obligation to keep it confidential, prior to when it was received from the disclosing Party;

(c)is subsequently disclosed to the receiving Party or any of its Affiliates by a Third Party that is lawfully in possession thereof without obligation to keep it confidential;

(d)has been published by a Third Party or otherwise enters the public domain through no fault of the receiving Party or any of its Affiliates in breach of this Agreement; or

(e)has been independently developed or acquired by the receiving Party or any of its Affiliates without the aid, application, or use of the disclosing Party’s Confidential Information;

provided that the exceptions in subclauses (b) and (c) above shall not apply with respect to the Joint Arising Know-How.

12.1.2Use of Confidential Information. Except as set forth above, each Party agrees that it will provide or permit access to Confidential Information of the other Party only to (a) the receiving Party’s attorneys, independent accountants, and financial advisors for the sole purpose of enabling such attorneys, independent accountants, and financial advisors to provide advice to the receiving Party, and (b) the receiving Party’s Affiliates, directors, officers, employees, consultants, advisors, and actual and bona fide potential collaborators, subcontractors, sublicensees, subdistributors and investors providing royalty financing or similar monetization of payments under this Agreement, and to the directors, officers, employees, consultants, advisors, and actual and bona fide potential collaborators, subcontractors, sublicensees, subdistributors, ethics committees and institutional review board, and investors of such Affiliates, in each case, who have a need to know such Confidential Information to assist the receiving Party with the activities contemplated or required of it by this Agreement; provided that in each case, the Person to whom Confidential Information is being disclosed is subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this Section 12.1 (Confidential Information), provided further that the foregoing obligation shall be deemed satisfied if the duration of such confidentiality and non-use obligations is at least [**] and such obligations of confidentiality and non-use are otherwise substantially similar to those contained in this Section 12.1 (Confidential Information). In addition, each Party will remain responsible for any failure by its attorneys, independent accountants, and financial advisors, Affiliates, and its and its Affiliates’ respective directors, officers, employees, consultants, advisors and actual and bona fide potential collaborators, subcontractors, sublicensees, and subdistributors, to treat such Confidential Information as required under this Section 12.1 (Confidential Information). In addition, each Party may disclose the other Party’s Confidential Information to the extent such disclosure is reasonably

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

necessary for: (i) filing or prosecuting Patents in a manner consistent with this Agreement; or (ii) filing and submitting any Regulatory Materials in a manner consistent with this Agreement.

12.1.3Equitable Remedies. Each Party acknowledges that a Party in breach of any of its obligations under this Section 12.1 (Confidential Information) will cause the non-breaching Party irreparable harm, for which monetary damages will be an inadequate remedy. Therefore, notwithstanding anything to the contrary in this Agreement, in the event of any such breach, the non-breaching Party will be entitled, in addition to any other remedy available to it under this Agreement, at law or in equity, to seek equitable relief as provided in Section 15.3.2 (Equitable Remedies).

12.2Publicity. The Parties agree to publish the joint press release in the form set out in Schedule 12.2 (Publicity) within [**] of the Execution Date. Any other press releases or other public statements or disclosures regarding the subject matter of this Agreement to be made by [**]or its Affiliates will be subject to the express prior written consent of [**]; provided that a disclosure will be permitted without [**] consent to the extent that it does not contain information beyond that included in a prior disclosure approved in writing by [**] and that such previously published information remains true and correct at the time of such subsequent disclosure. [**], provided that [**]. [**].

12.3Permitted Disclosures. The receiving Party will have the right to disclose any Confidential Information provided by the other Party hereunder if such disclosure is [**]; and no such disclosure will cause any such information to cease to be Confidential Information hereunder, except to the extent such disclosure results in a public disclosure of such information. If reasonably possible, [**]. For clarity, either Party may disclose without any limitation [**]. Notwithstanding the foregoing, if a Party is [**], such Party shall be entitled to [**], provided that [**]. In the event of any such filing, each Party will provide the other Party with a copy of this Agreement [**] prior to such filing ([**]), and shall reasonably consider the [**].

12.4Publications. Except for disclosures permitted under this Agreement, either Party, its Affiliates, or their respective employee(s) or consultant(s) wishing to make a publication related to any Licensed Antibody or Licensed Product or that otherwise may reasonably contain Know-How, or other intellectual property, of the other Party or its Affiliates will use reasonable efforts, to the extent practicable, to deliver to such other Party a copy of the proposed written publication or an outline of an oral disclosure at least [**] prior to submission for publication or presentation. [**].

12.5Use of Names. Except as otherwise set forth in this Agreement, neither Party will use the name of the other Party in relation to this transaction in any public announcement, press release or other public document without the written consent of such other Party, which consent will not be unreasonably conditioned, withheld or delayed; provided, however, that subject to Section 12.4 (Publications), either Party may use the name of the other Party in any document filed with any Regulatory Authority or Governmental Authority, including the Securities and Exchange Commission.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

12.6Effects of Termination. Except in the case of Agenus for any Confidential Information of Licensee that is Licensee Reversion Technology, within [**] after the effective date of any termination of this Agreement, each Party shall destroy (and cause its Affiliates to destroy) all tangible items comprising, bearing or containing any Confidential Information of the other Party that are in its or its Affiliates’ possession or Control; provided that such Party may retain one copy of such Confidential Information for its legal archives, and provided further that such Party shall not be required to destroy electronic files containing Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information.

ARTICLE 13
TERM AND TERMINATION

13.1Term. This Agreement shall take effect automatically without further action of either Party on the Effective Date; provided, however, that the provisions of Section 10.2.21 (Execution Date Covenant), Article 12 (Confidentiality) and Article 16 (Miscellaneous) shall become binding and effective as of the Execution Date. Unless earlier terminated pursuant to this Article 13 (Term and Termination), this Agreement will remain in effect until the expiration of the last Royalty Term in the Territory (the “Term”). Following the expiration of the Royalty Term for a Licensed Product in a country or jurisdiction, the license granted to Licensee pursuant to Section 2.1 (Grant to Licensee) will become irrevocable, perpetual, royalty-free, and fully-paid.

13.2Termination for Breach.

13.2.1Either Party may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement upon written notice to the other Party in the event that the other Party (the “Breaching Party”) materially breaches this Agreement. The Breaching Party will have [**] (or [**] for non-payment) after written notice thereof (a “Material Breach Notice”) was provided to the Breaching Party by the non-Breaching Party to remedy such breach; provided that with respect to any alleged breach by a Party of [**].

13.2.2[**]

13.2.3[**]

13.3Termination as a Result of Bankruptcy. Each Party may terminate this Agreement upon written notice to the other Party if such other Party (or any controlling Affiliate of such other Party) (a) makes an assignment of a substantial portion of its assets for the benefit of creditors, (b) appoints or suffers appointment of a receiver or trustee over all or substantially all of its property that is not dismissed or discharged within [**] after such appointment, (c) proposes a written agreement of composition or extension of its debts, (d) proposes or is a party to any dissolution or liquidation, (e) files a petition under any bankruptcy or insolvency law or is the subject of any such petition that is not dismissed within [**] of the filing thereof or (f) admits in writing its inability to meet its obligations as they generally become due, then the other Party may terminate this Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

13.4Termination for Convenience by Licensee. Licensee may terminate this Agreement in its entirety or on a country-by-country basis, in each case, at will, in its sole discretion, by providing not less than [**] prior written notice to Agenus. [**].

13.5Termination by Licensee for [**]. Licensee may terminate this Agreement in its entirety or on a country-by-country basis upon written notice to Agenus based on [**]. Upon such termination for [**] shall be responsible, at its cost and expense, for the wind-down of any Development of the Licensed Products (including any Clinical Trials for the Licensed Products being conducted by or on behalf of Licensee) and any Commercialization activities for the Licensed Products, in each case, in the applicable terminated country(ies). Such termination shall become effective upon [**]. Following any such notice of termination under this Section 13.5 (Termination by Licensee for [**]), [**]; provided that, for clarity, [**].

13.6[**]

13.6.1[**]

13.6.2[**]

13.6.3[**]

ARTICLE 14
EFFECTS OF EXPIRATION OR TERMINATION

14.1Termination of Licenses. Upon the termination of this Agreement with respect to each Terminated Territory, all rights and licenses granted to Licensee hereunder with respect to such Terminated Territory will immediately terminate and be of no further force and effect; provided that (a) if the Agreement is terminated by [**], then Licensee and its Affiliates will be entitled, during the period beginning on the effective date of such termination and ending on the last day of the [**] following such date, to sell or dispose in such Terminated Territory any inventory of Licensed Product that remains on hand as of the effective date of such termination (the “Sell-Off Right”), so long as Licensee pays to Agenus the Royalty Payments applicable to said subsequent sales of the Licensed Products in the Field in such Terminated Territory, as applicable, in accordance with the terms and conditions set forth in this Agreement, and otherwise complies with the terms set forth in this Agreement and Licensee shall retain a non-exclusive license hereunder to sell or dispose the Licensed Products in the Field in such Terminated Territory during such period and (b) if such Terminated Territory is not worldwide, then [**]. For clarity, [**].

14.2Reversion License.

14.2.1With respect to each Terminated Territory, Licensee will grant, and effective as of the applicable effective date of termination hereby grants, to Agenus and its Affiliates (a) (i) [**] and (ii) [**], in each case ((i) and (ii)), to [**]; (b) [**]; and (c) [**] (such license grants, the “Reversion License”), which Reversion License shall be [**].

14.2.2[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

14.2.3[**]

14.2.4[**]

14.3Assignments. Upon the termination of this Agreement for any reason with respect to any Terminated Territory, Licensee will promptly, in each case, within [**] thereafter, and at [**], except where such termination is by [**], in which case, at the cost of [**] ([**]):

14.3.1assign to Agenus, at Agenus’ sole discretion and direction, all of Licensee’s rights, title, and interests in and to any (a) Promotional Materials used by Licensee, its Affiliates or Sublicensees [**], including any copyrights with respect thereto and (b) Product Marks, including any goodwill associated therewith, and any technology, applications, Internet domain name registrations for such Product Marks [**] and in the event Agenus exercises such right to have assigned such Promotional Materials, Licensee will grant, and hereby does grant effective as of the later of the effective date of the applicable termination and Agenus’ request for such assignment, a royalty-free right and license to any housemarks, trademarks, names, and logos of Licensee contained therein for a transitional period of [**];

14.3.2to the extent permitted by Applicable Law, assign to Agenus, at Agenus’ sole discretion, election, and direction, the management and continued performance of any Clinical Trials for any Reversion Product for such Terminated Territory ongoing hereunder as of the effective date of the applicable termination that Agenus elects to assume the performance thereof in respect of which Agenus will assume full financial responsibility from and after the effective date of such termination and, with respect to any other Clinical Trial for any Licensed Product for such Terminated Territory ongoing hereunder as of the effective date of the applicable termination, Licensee shall orderly wind-down such Clinical Trial in compliance with Applicable Laws and accepted pharmaceutical industry norms and ethical practices, such wind-down activities shall be at [**] cost unless this Agreement is terminated by Licensee under [**], in which case [**] shall be responsible for the cost of such wind-down activities and shall reimburse such costs in accordance with the terms of Section 8.14 (General Payment Procedures);

14.3.3at Agenus’ written request [**], assign, and will cause its Affiliates to assign, to Agenus or its designee, all of Licensee’s and its Affiliates’ rights under Third Party contracts to the extent [**] relating to the Development, Manufacture or Commercialization of the Licensed Antibodies or the Reversion Products, to the extent that [**], and Agenus will assume Licensee’s or such Affiliate’s obligations under such assigned contracts, except to the extent such obligations relate to the period of performance prior to assignment or to any breach of such agreements by Licensee or such Affiliates;

14.3.4to the extent permitted by Applicable Law, transfer to Agenus, at Agenus’ sole discretion and direction, all of Licensee’s rights, title, and interests in and to any and all regulatory filings, Regulatory Approvals, Pricing Approvals, and other Regulatory Materials for any Reversion Product in such Terminated Territory; and provide a copy of (a) the material tangible embodiments of the foregoing and (b) any other material books, records, files, and documents in the possession and Control of Licensee to the extent solely related to any Reversion Product, which embodiments and documents may be redacted to exclude Confidential Information

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

of Licensee or its Related Parties; provided, however, that to the extent that any Regulatory Materials or other asset described in this Section 14.3 (Assignments) is not assignable by Licensee, then such agreement or other asset will not be assigned, and upon the request of Agenus, the Parties will reasonably cooperate to take such steps as may be reasonably necessary to allow Agenus to obtain and to enjoy the benefits of such agreement or other asset to the extent applicable to the rights to be assigned to Agenus (and Agenus shall bear any corresponding burden). For purposes of clarity, (A) Agenus will have the right to request that Licensee take any or all of the foregoing actions in whole or in part, or with respect to all or any portion of the assets set forth in the foregoing provisions, and (B) to the extent Agenus requests Licensee to transfer its rights, title, and interests in the items set forth in this Section 14.3 (Assignments) to Agenus, Licensee will also cause its Affiliates to transfer and assign to Agenus all of such Affiliates’ rights, title, and interests in and to the foregoing items set forth in this Section 14.3 (Assignments).

14.4Effect on Sublicenses. In the event of any termination of this Agreement for any reason for any Terminated Territory, any Sublicensee for such Terminated Territory, from the effective date of the applicable termination, will [**]; provided that (a) [**] and (b) [**].

14.5Disclosure and Delivery. Upon the termination of this Agreement for any reason with respect to any Terminated Territory, upon Agenus’ request, Licensee will (a) subject to the Sell-Off Right, remove or destroy any materials that contain any Licensed Antibody or Licensed Product and (b) provide documents and other information and materials in their existing form containing any Know-How within the Licensee Reversion Technology (such Know-How, the “Licensee Reversion Know-How”) to Agenus, to the extent not previously provided to Agenus, which documents and materials may be redacted to remove any Know-How other than Licensee Reversion Know-How; provided that [**]. [**] will be responsible for [**] costs and expenses incurred in performance of the foregoing, except, where such termination is by [**].

14.6Disposition of Commercialization Related Materials. Upon the termination of this Agreement for any reason with respect to a Terminated Territory, Licensee will promptly deliver to Agenus (a) a list identifying any wholesalers and other distributors involved in the Commercialization of any Reversion Product in such Terminated Territory as well as any customer lists (e.g., purchasers) related to the Commercialization of any Reversion Product in such Terminated Territory (if any) in electronic, sortable form, and (b) except and solely to the extent necessary for Licensee to exercise the Sell-Off Right, all Promotional Materials used by Licensee, its Affiliates or Sublicensees solely to Commercialize any Reversion Product in such Terminated Territory as of the effective date of termination that are in Licensee’s or its Affiliates’ possession.

14.7Accrued Rights. Expiration or termination this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of a Party prior to the effective date of such expiration or termination. Such expiration or termination will not relieve a Party from obligations that are expressly indicated to survive the expiration or termination of this Agreement.

14.8Survival. Notwithstanding anything to the contrary contained herein, the following provisions will survive any expiration or termination of this Agreement: [**]. Except as set forth in this Article 14 (Effects of Expiration or Termination) or otherwise expressly set forth herein,

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

upon expiration or termination of this Agreement all other rights and obligations of the Parties will cease.

14.9Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Agenus and Licensee are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that each Party, as licensee of certain rights under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party (such Party, the “Bankrupt Party”) under the U.S. Bankruptcy Code, (a) the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed to such other Party and all embodiments of such intellectual property, which, if not already in such other Party’s possession, will be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon such other Party’s written request therefore, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under clause (i), following the rejection of this Agreement by the Bankrupt Party upon written request therefore by the other Party, and (b) the Bankrupt Party will not unreasonably interfere with the other Party’s rights to intellectual property and all embodiments of intellectual property, and will assist and not unreasonably interfere with the other Party in obtaining intellectual property and all embodiments of intellectual property from another entity. The “embodiments” of intellectual property includes all tangible, intangible, electronic, or other embodiments of rights and licenses hereunder, including all compounds and products embodying intellectual property, Licensed Products, filings with Regulatory Authorities and related rights and Agenus Know-How in the case that Agenus is the Bankrupt Party and Licensee Know-How in the case Licensee is the Bankrupt Party.

ARTICLE 15
DISPUTE RESOLUTION

15.1Disputes. The Parties recognize that, from time to time, disputes, controversies, or claims may arise that stem from or are related to a Party’s respective rights or obligations under this Agreement or a Party’s actual or alleged breach of this Agreement (a “Dispute”). It is the desire of the Parties to establish procedures to facilitate the resolution of Disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 15 (Dispute Resolution) if and when a Dispute arises under this Agreement. If the Parties are unable to resolve any Dispute within [**] after such Dispute is submitted for resolution, then either Party may, by written notice to the other Party, have such dispute referred to Designated Officers of each Party for attempted resolution. If the Designated Officers cannot reach resolution of the Dispute within [**] after such referral, the Dispute will be referred to the Parties’ designated executive officers or their delegates for attempted resolution. In the event the designated executive officers or their delegates are not able to resolve such Dispute within such [**] period after receipt of written notice, then either Party may submit such Dispute, or the unresolved portion thereof, for resolution by arbitration in accordance with Section 15.3 (Arbitration).

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

15.2Choice of Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws that might otherwise make this Agreement subject to the substantive law of another jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement and is expressly and entirely excluded.

15.3Arbitration.

15.3.1General. If the Parties fail to resolve any Dispute through escalation to the Designated Officers or escalation to the designated executive officers under Section 15.1 (Disputes), and a Party desires to pursue resolution of such Dispute, except as set forth in [**], [**] or [**], such Party will provide the other Party with a demand for arbitration, and the Dispute will be submitted by either Party for final resolution by arbitration administered by the American Arbitration Association (the “AAA”) in accordance with its Commercial Arbitration Rules (or the AAA International Arbitration Rules, if recommended under the AAA guidelines), as such rules may be modified by this Section 15.3 (Arbitration) or otherwise by subsequent written agreement of the Parties. Any disputes concerning the propriety of the commencement of the arbitration or the scope or applicability of this agreement to arbitrate will be finally settled by the arbitral tribunal. The arbitration will be conducted by a tribunal of [**] arbitrators, each of which will be independent, conflict-free and having at least [**]. An arbitrator will be deemed to meet this qualification unless a Party objects within [**] after the arbitrator is nominated. Within [**] after initiation of arbitration, each Party will nominate one (1) arbitrator and the two (2) Party-nominated arbitrators will nominate a third arbitrator, who will serve as the chairperson of the tribunal, within [**] of the second arbitrator’s appointment. The seat of arbitration will be New York City, New York and the language of the proceedings, including all communications, will be English. The Parties agree that any award or decision made by the arbitral tribunal will be final and binding upon them and may be enforced in the same manner as a judgment or order of a court of competent jurisdiction, and the Parties undertake to carry out any award without delay. The arbitral tribunal will render its final award or decision within [**] from the date on which the request for arbitration by one of the Parties wishing to have recourse to arbitration is received by the AAA. The arbitral tribunal will resolve the Dispute by applying the provisions of this Agreement and the governing law set forth in Section 15.2 (Choice of Law). The arbitration agreement described in this Section 15.3 (Arbitration) shall be governed by the laws of New York.

15.3.2Equitable Remedies. Notwithstanding anything to the contrary herein, the Parties do not intend to deprive any court of its jurisdiction to issue, at the request of a Party, a pre-arbitral injunction, pre-arbitral attachment or other order to avoid irreparable harm, maintain the status quo, preserve the subject matter of the Dispute, or aid the arbitration proceedings and the enforcement of any award. Without prejudice to such provisional or interim remedies in aid of arbitration as may be available under the jurisdiction of a competent court, the arbitral tribunal will have full authority to grant provisional or interim remedies and to award damages for the failure of any Party to the dispute to respect the arbitral tribunal’s order to that effect.

15.3.3Waiver of Jury Trial. EACH PARTY WAIVES: (A) ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY, AND (B) ANY CLAIM FOR ATTORNEY FEES, COSTS AND PREJUDGMENT INTEREST.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

15.3.4Awards. The arbitral tribunal will be authorized to award compensatory damages, but will not be authorized to (a) [**], (b) [**], or (c) [**]; provided, however, that [**]. Each Party will bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and will pay an equal share of the fees and costs of the administrator and the arbitral tribunal; provided, however, that the arbitral tribunal will be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing party reimbursement for any or all of its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), or the fees and costs of the administrator and the arbitral tribunal.

15.3.5Exceptions. Notwithstanding anything in this Section 15.3 (Arbitration), in the event of a Dispute with respect to (a) [**], (b) [**], or (c) [**], such Dispute will not be submitted to an arbitration proceeding in accordance with this Section 15.3 (Arbitration), unless otherwise agreed by the Parties in writing or specified in (a), and instead, either Party may initiate litigation in a court of competent jurisdiction in any country in which such rights apply.

15.3.6Confidentiality. All proceedings and decisions of the arbitrator(s) in connection with an arbitral proceeding pursuant to this Section 15.3 (Arbitration) will be deemed Confidential Information of each of the Parties and will be subject to Article 12 (Confidentiality).

ARTICLE 16
MISCELLANEOUS

16.1Entire Agreement; Amendment. This Agreement, together with the Schedules and Exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter hereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter hereof are superseded by the terms of this Agreement, including the Mutual Confidential Disclosure Agreement, dated July 10, 2020, by and between Licensee and Agenus. The Schedules and Exhibits to this Agreement are incorporated herein by reference and will be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of each of the Parties.

16.2HSR.

16.2.1HSR Filing. Each of Licensee and Agenus shall make an HSR Filing within [**] after the Execution Date, unless the Parties together determine that no HSR Filing is required for the activities and licenses contemplated under the Agreement. The Parties shall cooperate with one another to the extent necessary in the preparation of any such filings. Each Party shall be responsible for its own costs and expenses associated with any such filings.

16.2.2HSR Clearance. In connection with obtaining HSR Clearance, Licensee and Agenus shall [**] to resolve as promptly as practicable any objections that may be asserted by the FTC or the DOJ with respect to the transactions notified in the HSR Filing. The term “[**]” as used in this Section 16.2.2 (HSR Clearance) shall not require Licensee or any of its Affiliates to (a) [**], or (b) [**] (such litigation or judicial or administrative proceeding, an “HSR

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

Proceeding”). Neither Party may seek early termination (or early determination) of HSR Clearance without the other Party’s prior written consent.

16.2.3Cooperation. In connection with obtaining HSR Clearance, each of Licensee and Agenus shall (a) cooperate with each other in connection with any investigation or other inquiry relating to an HSR Filing and the transactions contemplated by this Agreement; (b) keep the other Party or its counsel informed of any communication received from or given to the FTC or DOJ relating to the HSR Filing and the transactions contemplated by this Agreement (and provide a copy to the other Party if such communication is in writing); (c) reasonably consult with each other in advance of any meeting or conference with the FTC or DOJ, and, to the extent permitted by the FTC or DOJ, give the other Party or its counsel the opportunity to attend and participate in such meetings and conferences; and (d) permit the other Party or its counsel to review in advance, and in good faith consider the views of the other Party or its counsel concerning, any submission, filing or communication (and documents submitted therewith) intended to be given to the FTC or DOJ. Without limiting the foregoing, Agenus shall cooperate fully in any HSR Proceeding initiated by Licensee; provided that Agenus shall not agree to or effectuate any remedy without the prior written consent of Licensee.

16.2.4Termination for Failure or Delay to Obtain HSR Clearance. This Agreement shall terminate upon notice given by Licensee to Agenus if the Effective Date has not occurred within [**] after the date on which the HSR Filing is made.

16.3Force Majeure. Neither Party will be liable for any failure to perform, or be considered in breach of, its obligations under this Agreement (other than obligations to make payments of money) to the extent such performance has been delayed, interfered with, or prevented by an event of Force Majeure, and the obligations of such Party under this Agreement (other than obligations to make payments of money) whose performance is affected by Force Majeure will be suspended during, but not longer than, the continuance of the event of Force Majeure. The Parties agree the effects of [**]. If a Party experiences an event of Force Majeure, it will provide prompt notice of such event to the other Party, including an estimate of the likely period of time during which its performance will be affected, and will use reasonable efforts to remove the condition constituting Force Majeure. In the event of a prolonged condition of Force Majeure that makes it unreasonable to continue to perform other activities then being performed by the Parties and their Affiliates pursuant to this Agreement, the Parties will consult with each other and may appropriately scale back their respective activities in order to avoid waste or inappropriate usage of resources under the circumstances, and neither Party will be liable for any such reasonable scale back, or be considered in breach of its obligations under this Agreement (other than obligations to make payments of money to the other Party), in each case, as a result of such reasonable scale back.

16.4Notices. Any notice required or permitted to be given under this Agreement will be in writing, will specifically refer to this Agreement and will be deemed to have been sufficiently given for all purposes: (a) if mailed by first class certified or registered mail, postage prepaid (which notice will be effective [**] after such mailing); (b) express delivery service (which notice will be effective on the first (1st) Business Day after delivery to such service); (c) personally delivered to the appropriate addresses (which notice will be effective upon delivery to such

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

addresses) set forth below or to such other addresses for a Party as such Party may inform the other Party in writing; or (d) sent by electronic mail to a Party’s electronic mail address set forth below or to such other electronic mail address for a Party as such Party may inform the other Party in writing, provided that such notice delivered by electronic mail must be followed by notice delivered in accordance with any of the methods set forth in subclause (a), (b) or (c), and such notice will be effective on the notice effective date set forth in subclause (a), (b) or (c) respectively:

If to Agenus:	Agenus Inc.

3 Forbes Road

Lexington, Massachusetts 02421-7305, USA

Attention: Chief Executive Officer

Copy to: Legal Department

E-mail address: [**]

With copies to:	Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199-3600, USA

Attention: [**]

E-mail address: [**]

If to Licensee:	Bristol-Myers Squibb Company

[**]

[**]

Attention: [**]

With copies to:	Bristol-Myers Squibb Company

[**]

[**]

Attention: [**]

16.5Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, except that a Party may make such an assignment or transfer without the other Party’s written consent to [**]. In addition and notwithstanding anything to the contrary set forth in this Agreement, either Party may, without the other Party’s written consent, assign its rights and obligations under this Agreement to any Third Party in connection with (a) [**] or (b) [**] (i) [**] or (ii) [**]. Any assignment under (a) or (b) will be deemed a Change of Control of the assigning Party. Any permitted successor or assignee of rights or obligations hereunder will, in a writing delivered to the other Party, expressly assume the performance of such rights or obligations. In the event of an assignment or transfer as permitted above in this Section 16.5 (Assignment), if this Agreement is assigned or transferred to[**], the assigning or transferring Party will remain responsible (jointly and severally) with such [**] for the performance of such assigned or transferred obligations. Any assignment or transfer, or attempted assignment or transfer, by either Party in violation of the terms of this Section 16.5 (Assignment) will be null and void and of no legal effect. This Agreement will be binding on, and inure to the benefit of, each Party, its successors, and permitted assigns.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

16.6[**]

16.7Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, such provision will be considered severed from this Agreement and will not serve to invalidate any remaining provisions hereof. The Parties will make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

16.8Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Law.

16.9Ambiguities; No Presumption. Each of the Parties acknowledges and agrees that this Agreement has been diligently reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by competent counsel and that the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties and their counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption will apply against either Party as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement will not be construed against either Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

16.10Headings. The headings for each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

16.11Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include,” “includes,” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will,” when used to indicate a duty or obligation, will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include such Person’s successors and assigns, (f) the words “herein,” “hereof,” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits, or Schedules will be construed to refer to Articles, Sections, Exhibits, or Schedules of this Agreement, and references to this Agreement include all Exhibits and Schedules hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party or the Parties “agree,” “consent” or “approve” or the like will require that such agreement, consent, or approval be specific and in writing, whether by written agreement, letter, or otherwise (but excluding instant

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

messaging), (j) references to any specific law, rule, or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule, or regulation thereof, (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or,” and (l) references to “days” will mean calendar days, unless otherwise specified.

16.12No Consequential or Punitive Damages. NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL DAMAGES, EXEMPLARY, PUNITIVE, OR MULTIPLE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, OR, FOR LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 16.12 (NO CONSEQUENTIAL OR PUNITIVE DAMAGES) IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY WITH RESPECT TO RECOVERY OF DAMAGES AWARDED TO THIRD PARTY CLAIMANTS (OTHER THAN AN INDEMNITEE) IN [**], OR DAMAGES AVAILABLE FOR [**].

16.13No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter will not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

16.14No Third Party Beneficiaries. No Person other than Licensee, Agenus, and their respective Affiliates, successors and permitted assignees hereunder, will be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

16.15Independent Contractors. It is expressly agreed that Licensee and Agenus will be independent contractors and that the relationship between Licensee and Agenus will not constitute a partnership, joint venture, or agency. Neither Licensee nor Agenus will have the authority to make any statements, representations, or commitments of any kind, or to take any action, that would be binding on the other Party, without the prior written consent of such other Party.

16.16Counterparts; Facsimile Signatures. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed by delivery of electronically scanned copies of original signatures delivered by facsimile; electronic PDF file, or electronic mail, and such signatures will be deemed to bind each Party as if they were original signatures.

[No Further Text on This Page]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

In Witness Whereof, the Parties have executed this Agreement by their duly authorized representatives as of the Execution Date.

Bristol-Myers Squibb CompanyAgenus Inc.

By: /s/ Elizabeth A. Mily	By: /s/ Garo Armen
Printed: Elizabeth A. Mily	Printed: Garo Armen
Title: EVP, Strategy and Business Development	Title: Chairman and CEO

[Signature Page to License, Development and Commercialization Agreement]

Exhibit 10.1

Schedule 1.5

AGEN1777 Antibody Structure

[**]

1

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

Schedule 1.8

Agenus FC Platform Patents

[**]

1

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

Schedule 1.11

Agenus Ongoing Studies

[**]

1

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

Schedule 1.13

Agenus Patents

[**]

1

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

Schedule 1.114

Special Resolution Mechanisms Schedule

[**]

1

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

Schedule 2.5

Materials Transfer

[**]

1

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

Schedule 4.3.2

AGEN1777 Initial Global Development Plan

[**]

1

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

Schedule 4.8.1

Report Information for Agenus GDP Trials

[**]

1

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

Schedule 5.2.3

Agenus Study Conduct Responsibilities

[**]

1

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

Schedule 6.3.2

Co-Promotion Agreement Terms

[**]

1

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

Schedule 10.2.11

Related Agreements

[**]

1

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

Schedule 12.2

Joint Press Release

1

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.